Exhibit 4.18

                                                                Execution Copy






                           LOAN AND TRUST AGREEMENT


                                     among


                 POLK COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY


                                      and


                            TAMPA ELECTRIC COMPANY


                                      and


                       THE BANK OF NEW YORK, as Trustee


                         Dated as of December 1, 1996



                        And Providing for the Issue of


                                  $75,000,000


                 Polk County Industrial Development Authority
                  Solid Waste Disposal Facility Revenue Bonds
                       (Tampa Electric Company Project),
                                  Series 1996

                               TABLE OF CONTENTS

                                                                          Page


      ARTICLE I:  INTRODUCTION AND DEFINITIONS  . . . . . . . . . . . .      1
                  Section 101.  Description of the Agreement and the Parties 1
                  Section 102.  Definitions . . . . . . . . . . . . . . . .  1

     ARTICLE II:  THE ASSIGNMENT AND PLEDGE. . . . . . . . . . . . . . . .   8
                  Section 201.  The Assignment and Pledge of Revenues and
                                 Fund                                         8
                  Section 202.  Creation of Subordinated Security Interest   8
                  Section 203.  Pledge of First Mortgage Bonds  . . . . . .  9
                  Section 204.  Further Assurances.   . . . . . . . . . . .  9
                  Section 205.  Defeasance  . . . . . . . . . . . . . . . .  9
                  Section 206.  Termination of Subordinated Security
                                 Interest                                    10
                  Section 207.  Release of First Mortgage Bonds . . . . . . 10

      ARTICLE III:  THE BORROWING . . . . . . . . . . . . . . . . . . . . . 11
                  Section 301.  The Bonds . . . . . . . . . . . . . . . . . 11
                              (a)   Details of the Bonds  . . . . . . . . . 11
                              (b)   Form of Bonds . . . . . . . . . . . . . 12
                              (c)   Registration of Bonds in the Book-Entry
                                        Only System . .                      12
                              (d)   Interest on the Bonds . . . . . . . . . 15
                              (e)   Daily Interest Rate . . . . . . . . . . 15
                                          (i)   Determination of Daily
                                                 Interest Rate  . . . . . .  15
                                          (ii)  Adjustment to Daily Interest
                                                 Rate . . . . . . . .       16
                                          (iii) Notice of Adjustment to
                                                 Daily Interest Rate         16
                              (f)   Weekly Interest Rate  . . . . . . . . . 17
                                           (i)   Determination of Weekly
                                                  Interest                   17
                                          (ii)  Adjustment to Weekly
                                                 Interest Rate  . . . . . . .18
                                          (iii) Notice of Adjustment to
                                                 Weekly Interest Rate Period 18
                              (g)   Short-Term Interest Rate  . . . . . . . 19
                                          (i)   Determination of Short-Term
                                                 Segments and Short-Term \
                                                 Interest Rates              19
                                          (ii)  Adjustment to Short-Term
                                                 Interest Rates . . . . .   20
                                          (iii) Notice of Adjustment to
                                                 Short-Term Interest Rate
                                                 Period  .                   20
                                          (iv)  Adjustment from Short-Term
                                                 Interest Rate Period .     21
                              (h)   Long-Term Interest Rate . . . . . . . . 22
                                          (i)  Determination of Long-Term
                                                Interest Rate . . . . .     22
                                          (ii) Adjustment to or
                                                Continuation of Long-Term
                                                Interest Rate . . . . . .  . 22
                                          (iii) Notice of Adjustment to or
                                                 Continuation of Long-Term
                                                 Interest Rate Period .      23
                              (i)   (Reserved)  . . . . . . . . . . . .     24
                              (j)   Determinations of Remarketing Agent
                                     Binding . . . . . .                     24
                              (k)   Failure to Adjust Interest Rate         24
                  Section 302.  Purchase of Bonds . . . . . . . . .         25
                              (a)   Daily Interest Rate Period  . .         25
                              (b)   Weekly Interest Rate Period . .         25
                              (c)   On Day Next Succeeding the Last
                                     Day of Each Short-Term Segment or
                                     Long-Term Interest Rate Period . . .    26






                              (d)   On Day Next Succeeding Last Day of Each
                                     Short-Term Interest Rate Period         26
                              (e)   Irrevocable Notice or Failure to
                                     Give Notice Deemed to be Tender of Bond 27
                              (f)   Purchase of Bonds Delivered to
                                     Remarketing Agent  . . .                27
                              (g)   Purchase of Bonds Delivered to the
                                     Tender Agent . . . .                    27
                              (h)   Duty of Paying Agent to Hold Purchase
                                     Price for Bondowner .                   28
                              (i)   Duty of Remarketing Agent to Hold
                                     Purchase Price for Bondowner .          28
                              (j)   Delivery of Purchased Bonds .           28
                  Section 303.  Redemption of the Bonds . . . . .           29
                              (a)   Optional Redemption . . . . .           29
                                          (i)  During a Daily or Weekly
                                                Interest Rate Period  . .    29
                                          (ii) During a Short-Term
                                                Interest Rate Period         29
                                          (iii)During a Long-Term
                                                Interest Rate Period         29
                              (b)   Mandatory Redemption on First Day of
                                     Certain Interest Rate Periods           30
                              (c)   Mandatory Redemption of Bonds Not
                                     in Authorized Denominations .           30
                              (d)   Redemption Price with Respect to
                                     Certain Redemptions  .                 31
                              (e)   Special Mandatory Redemption Upon
                                     Taxability  . . . . .                  31
                              (f)   Extraordinary Optional Redemption . .   31
                              (g)   Payment of Redemption Price and Accrued
                                     Interest  . . .                        33
                              (h)   Waiver of Redemption by Bondowner . . . 33
                              (i)   Notice of Redemption  . . . . . . .     33
                              (j)   Partial Redemption of Bonds . . . .     34
                              (k)   Purchase by Company In Lieu of
                                     Redemption . . . . . . .               34
                              (l)   Selection of Bonds for Redemption . . . 35
                  Section 304.  Application of Bond Proceeds  . . . . . . . 36
                  Section 305.  Reserved  . . . . . . . . . . . . . . . . . 36
                  Section 306.  Debt Service Fund . . . . . . . . . . . . . 36
                  Section 307.  Reserved. . . . . . . . . . . . . . . . . . 37
                  Section 308.  First Mortgage Bond Fund  . . . . . . . . . 37
                  Section 309.  Expenses of Issue . . . . . . . . . . . . . 37
                  Section 310.  Application of Moneys . . . . . . . . . . . 37
                  Section 311.  Payments by the Company . . . . . . . . . . 38
                              (a)   Debt Service  . . . . . . . . . . . . . 38
                              (b)   Additional Payments . . . . . . . . . . 39
                              (c)   Company's Purchase of Bonds . . . . . . 39
                  Section 312.  Unconditional Obligation  . . . . . . . . . 39
                  Section 313.  Remarketing of Bonds Tendered . . . . . . . 39
                              (a)   Notice of Tendered Bonds  . . . . . . . 39
                              (b)   Remarketing of Bonds by the
                                     Remarketing Agent . . .                 40
                              (c)   Procedure and Sources of Payment        40
                              (d)   No Sales After Events of Default        41
                  Section 314.  Mutilated, Destroyed, Lost or Stolen Bonds  41
                  Section 315.  Temporary Bonds . . . . . . . . . . . . . . 42
                  Section 316.  Cancellation and Destruction of Bonds . .   42
                  Section 317.  Refunding Bonds . . . . . . . . . . . . . . 42
      ARTICLE IV:   THE PROJECT . . . . . . . . . . . . . . . . . . . . . . 42
                  Section 401.  Construction Fund . . . . . . . . . . . . . 42
                  Section 402.  Payments From Construction Fund . . . . . . 43
                  Section 403.  Items of Cost . . . . . . . . . . . . . . . 43






                  Section 404.  Disbursements . . . . . . . . . . . . .     44
                  Section 405.  Reliance on Requisitions  . . . . . . . . . 45
                  Section 406.  Completion of the Project . . . . . . . . . 45
                  Section 407.  Transfer of Money from Fund on Repurchase or
                                 Redemption of Bonds . . . . . . . . .  .   46
                  Section 408.  Rebate  . . . . . . . . . . . . . . . . . . 47
                  Section 409.  Maintenance and Modifications of Project
                                 by Company .                                48
                  Section 410.  Removal of Portions of the Project  . .     48
                  Section 411.  Assignment, Leasing and Sale by the Company 48

      ARTICLE V:   THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . 49
                  Section 501.  Representations by the Company  . . . .    49
                  Section 502.  Access to the Project . . . . . . . .       50
                  Section 503.  Company To Maintain Its Corporate Existence;
            Conditions Under Which Exceptions Permitted . . . . . . . .      50
                  Section 504.  Indemnification Covenants . . . . . .      50
                  Section 505.  Consent to Assignment of Contract Rights by
                                 the Authority . . . . . . . . . . . . . . . 51
                  Section 506.  Obligations of Company Hereunder
                                 Unconditional.              . . .          51
                  Section 507.  Tax Status of Bonds . . . .. . . .         52
                  Section 508.  Continuing Disclosure . . .. . . . . .     52

      ARTICLE VI:   THE AUTHORITY.  . . . . . . . . . . . .                 53
                  Section 601.  Representations by the Authority            53
                  Section 602.  No Warranty of Condition or Suitability by the
                                 Authority . . . . . . . . . . . . . . . . . 53
                  Section 603.  Payment of Principal, Premium and Interest  53
                  Section 604.  Authority To Use Best Efforts To Require
                                 Company To Make Payments . . . . . . . . .  53
                  Section 605.  Take Further Action . . . . . . . . . . . . 54
                  Section 606.  No Disposition of Revenues. . . . . . . . . 54
                  Section 607.  No Extensions . . . . . . . . . . . . . . . 54
                  Section 608.  Covenant To Perform Further Acts. . . . . . 54
                  Section 609.  Faithful Performance  . . . . . . . . . . . 55

      ARTICLE VII:   THE TRUSTEE AND PAYING AGENTS;
REMARKETING AGENT; TENDER AGENT; REGISTRAR. . . . . . . . . . . . . . . .   55
                  Section 701.  Conditions of Trust . . . . . . . . . . . . 55
                  Section 702.  Reimbursement of Administrative Expenses  . 58
                  Section 703.  Trustee To Give Notice to Bondowners in
                                 Event of Default . . . . . . . . . . . . .  58
                  Section 704.  Trustee's Right To Intervene; First
                                 Mortgage Bonds  .                           58
                  Section 705.  Successor Trustee Upon Merger, Etc. . .     59
                  Section 706.  Resignation of Trustee. . . . . . . . .     59
                  Section 707.  Removal of Trustee  . . . . . . . . . .     60
                  Section 708.  Appointments of Successor Trustee . . .     60
                  Section 709.  Acceptance by Successor Trustee . . . .     61
                  Section 710.  Reliance Upon Instruments . . . . . . .     61
                  Section 711.  Former Trustee No Longer Custodian or
                                 Paying Agent  .                            61
                  Section 712.  Directions From Company; Company May
                                 Perform  . . . .                           61
                  Section 713.  Trading in Bonds by Trustee, Tender
                                 Agent, Paying Agent, Registrar or
                                 Remarketing Agent . . . . . . . . .         62
                  Section 714.  Appointment and Duties of Paying Agent      62
                  Section 715.  Qualification of Paying Agent . . . . .     63
                  Section 716.  Appointment and Duties of Tender Agent      64






                  Section 717.  Qualification of Tender Agent . . .         65
                  Section 718.  Appointment and Duties of Remarketing Agent 66
                  Section 719.  Qualifications of Remarketing Agent . . . . 67
                  Section 720.  Appointment and Duties of Registrar . . .   67
                  Section 721.  Qualifications for Registrar  . . . . . .   68
                  Section 722.  Entities Serving in More Than One Capacity  69

      ARTICLE VIII:  SECURITY FOR AND INVESTMENT OF MONEY.  . . . . . . .   69
                  Section 801.  All Money Held In Trust . . . . . . . . .   69
                  Section 802.  Permitted Investments . . . . . . . . . .   69
                  Section 803.  Balance After Bonds Have Been Paid  . . .   70

      ARTICLE IX:  DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . .   70
                  Section 901.  Events of Default . . . . . . . . . . . .   70
                              (a)   Debt Service on Bonds; Required
                                     Purchase  . . . . . . .                70
                              (b)   First Mortgage Bonds  . . . . . . . .   70
                              (c)   Other Obligations . . . . . . . . . .   70
                              (d)   Appointment of Receiver . . . . . . .   71
                              (e)   Voluntary Bankruptcy  . . . . . . . .   71
                              (f)   Involuntary Bankruptcy  . . . . . . .   71
                  Section 902.  Trustee May Institute Suits . . . . . . .   72
                  Section 903.  Remedies on Events of Default . . . . . .   73
                  Section 904.  Bondowners To Direct Trustee  . . . . . .   74
                  Section 905.  Receiver for the Revenues of the Authority
                                 From the Project . . . . . . . . . . . . .  74
                  Section 906.  Application of Moneys . . . . . . . . . . . 74
                  Section 907.  Trustee as Representative of the Bondowners 76
                  Section 908.  Enforcement by Bondowners . . . . . . . . . 76
                  Section 909.  Rights To Continue  . . . . . . . . . . . . 77
                  Section 910.  Waivers of Default  . . . . . . . . . . . . 77
                  Section 911.  Agreement To Pay Attorneys' Fees and
                                 Expenses .                                  77
                  Section 912.  Remedies in Article IX in Addition to
                                 Remedies in the First Mortgage  . . . . . . 78

      ARTICLE X:  THE BONDOWNERS  . . . . . . . . . . . . . . . . . . . . . 78
                  Section 1001.  Action by Bondowners . . . . . . . . . . . 78
                  Section 1002.  Ownership of Bonds . . . . . . . . . . . . 79

      ARTICLE XI:  SUPPLEMENTAL AGREEMENTS. . . . . . . . . . . . . . . . . 79
                  Section 1101.  Supplemental Agreements Without Consent or
                                  Notice to Bondowners . . . . . . . . . . . 79
                  Section 1102.  Supplemental Agreements With Consent of
                                  Majority of Bondowners  . . . . . . . . .  80
                  Section 1103.  Consents by Trustee, Tender Agent, Etc.  . 81
                  Section 1104.  Notice of Amendments to Rating Agencies  . 81

      ARTICLE XII:  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . 81
                  Section 1201.  Notices  . . . . . . . . . . . . . . . . . 81
                  Section 1202.  Successors and Assigns . . . . . . . . . . 82
                  Section 1203.  Agreement Not for the Benefit of Other
                                  Parties . . .                              82
                  Section 1204.  No Recourse Against Authority              82
                  Section 1205.  Payments Due, Conversion Dates or
                                  Notices on Nonbusiness Days  . . . . . .   82
                  Section 1206.  Severability . . . . . . . . . . . . . .   83
                  Section 1207.  Counterparts . . . . . . . . . . . . . .   83






                  Section 1208.  Captions . . . . . . . . . . . . . . .     83
                  Section 1209.  Florida Law to Govern  . . . . . . . .     83
                  Section 1210.  Time . . . . . . . . . . . . . . . . . .   83

      Exhibit A  Description of the Project . . . . . . . . . . . . . .     87
      Exhibit B  Form of Bond . . . . . . . . . . . . . . . . . . . .      B-1























































                   ARTICLE I:  INTRODUCTION AND DEFINITIONS.

      Section 101. Description of the Agreement and the Parties. This LOAN AND TRUST AGREEMENT (the "Agreement") is entered into as of December 1, 1996, by the POLK COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, a public body corporate and politic and a public instrumentality created pursuant to the laws of the State of Florida (the "Authority"), TAMPA ELECTRIC COMPANY, a Florida corporation (the "Company") and THE BANK OF NEW YORK, as trustee, a New York corporation duly organized and existing under the laws of the State of New York and having its designated corporate trust office in the City of Jacksonville, Florida, which is authorized under such laws to exercise corporate trust powers and is subject to examination by federal authorities (said banking association and any bank or trust company becoming successor trustee under this Agreement, the "Trustee").

      This Agreement provides for the following transactions:


(a)   the Authority's issue of the Bonds;

            (b) the Authority's loan of the proceeds of the Bonds to the Company for the purpose of financing the Project;

            (c) the Company's repayment of the loan of Bond proceeds from the Authority through payment to the Trustee or the Paying Agent of all amounts necessary to pay principal, premium, if any, and interest on the Bonds issued by the Authority;

            (d) the Company's grant of a subordinated security interest in the Project to secure its obligations under this Agreement; and

            (e) the Authority's assignment to the Trustee in trust for the benefit and security of the Bondowners of the Revenues to be received hereunder and the rights to receive the same and the security therefor.

      In consideration of the mutual agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Authority, the Company and the Trustee agree as set forth herein for their own benefit and for the benefit of the Bondowners.

      Section 102. Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings in this Agreement, unless the context otherwise requires:

      "Act" means the Constitution of the State of Florida, Chapter 69-1510, Laws of Florida, as amended, the Florida Industrial Development Financing Act, Parts II and III of Chapter 159, Florida Statutes, and other applicable provisions of law.

      "Administrative Expenses" means the direct, out-of-pocket expenses incurred by the Authority pursuant to this Agreement and reasonable in amount and the compensation of the Trustee, the Paying Agent, the Registrar, the Remarketing Agent and the Tender Agent and the direct, out-of-pocket expenses of the Trustee, including fees and disbursements of its counsel, incurred by the Trustee and reasonable in amount.






      "Authorized Denominations" means with respect to any Long-Term Interest Rate Period, $5,000 or any multiple thereof; with respect to any Daily Interest Rate Period or Weekly Interest Rate Period, $100,000 or any multiple thereof; and, with respect to any Short-Term Interest Rate Period, $100,000 or any multiple of $5,000 in excess of $100,000.

      "Authorized Officer" means: (i) in the case of the Authority, the Chairman or the Secretary, and when used with reference to an act or document of the Authority also means any other person authorized to perform the act or execute the document; and (ii) in the case of the Company, the President, any Vice President, the Treasurer, any Assistant Treasurer or the Secretary and any other person designated by one of the foregoing officers.

      "Bond Counsel" means any nationally recognized bond counsel selected by the Company and satisfactory to the Trustee and the Authority.

      "Bondowners" means the registered owners of the Bonds from time to time as shown in the books kept by the Registrar as transfer agent.

      Any reference to a majority or a particular percentage or proportion of the Bondowners shall mean the holders at the particular time of a majority or of the specified percentage or proportion in aggregate principal amount of all Bonds then outstanding under this Agreement, exclusive of any such Bonds held by the Remarketing Agent or the Tender Agent (to the extent that they are holding Bonds in their respective capacities as such), the Company or the Authority or any agent or affiliate of said parties; provided, however, that for the purpose of determining whether the Trustee shall be protected in relying upon any direction or consent given or action taken by Bondowners, only the Bonds which such Trustee knows are so held shall be so excluded.

      "Bond Resolution" means the resolution adopted by the Authority on November 21, 1996 authorizing the issuance of the Bonds.

      "Bonds" means the $75,000,000 Polk County Industrial Development Authority Solid Waste Disposal Facility Revenue Bonds (Tampa Electric Company Project), Series 1996 and any Bond or Bonds duly issued in exchange or replacement therefor.

      "Business Day" means a day on which banks in each of the cities in which the designated offices of the Trustee, the Paying Agent and, if applicable, the Tender Agent and Remarketing Agent are located are not required or authorized to remain closed and on which the New York Stock Exchange is not closed.

      "Chairman" means the person at the time occupying the office of Chairman or Vice Chairman of the Authority or any successor to the principal functions thereof.

      "Certified Resolution" means a copy of a resolution or resolutions certified by the Secretary of the Authority, under its seal, to have been duly adopted by the Authority and to be in full force and effect on the date of such certification.

      "Construction Fund" means the fund established with the Trustee pursuant to Section 401.






      "Continuing Disclosure Agreement" shall mean that certain Continuing Disclosure Agreement between the Company and the Trustee dated the date of issuance and delivery of the Bonds, as originally executed and as it may be amended from time to time in accordance with the terms thereof.

      "Counsel" means an attorney at law (who may be of counsel to the Authority or the Company) satisfactory to the Trustee.

      "County" means Polk County, Florida.

      "Daily Interest Rate" has the meaning assigned in Section 301.

      "Daily Interest Rate Period" means each period during which Bonds bear interest at Daily Interest Rates.

      "Debt Service Fund" means the fund established with the Trustee or the Paying Agent pursuant to Section 306.

      "Duff & Phelps" means Duff & Phelps Credit Rating Co. a corporation organized and existing under the laws of the State of Illinois, its successors and assigns, and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Duff & Phelps" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, with notice to the Trustee and the Authority.

      "Federal Tax Statement" means the Statement as to Tax-Exempt Status of the Bonds executed by the Company in connection with the original issuance of the Bonds and delivered to the Authority and the Trustee.

      "First Mortgage" means the Indenture of Mortgage, dated as of August 1, 1946, as heretofore and hereafter supplemented and amended, currently by and between the Company and State Street Bank and Trust Company as trustee.

      "First Mortgage Bond Fund" means the fund established with the Trustee pursuant to Section 308.

      "First Mortgage Bonds" means the first mortgage bonds to be created by a supplemental indenture to the First Mortgage and, at the option of the Company, delivered to the Trustee pursuant to Section 203 as security for the Company's obligation to pay the principal of, premium, if any, and interest on the Bonds.

      "Government or Equivalent Obligations" means (i) obligations issued or guaranteed by the United States of America; and (ii) certificates evidencing ownership of the right to the payment of the principal of and interest on obligations described in clause (i), provided that such obligations are held in the custody of a bank or trust company satisfactory to the Trustee or the Authority, as the case may be, in a special account separate from the general assets of such custodian.

      "Interest Payment Date" means (i) with respect to any Daily Interest Rate Period, the first Business Day of each calendar month, (ii) with respect to any Weekly Interest Rate Period, the first Wednesday of each calendar month, or if such Wednesday shall not be a Business Day, the next succeeding






Business Day, (iii) with respect to any Long-Term Interest Rate Period, the first day of the sixth calendar month following the effective date of such Long-Term Interest Rate Period, and the first day of each successive sixth calendar month, if any, of such Long-Term Interest Rate Period, (iv) with respect to any Short-Term Segment, the Business Day next succeeding the last day thereof and (v) with respect to each Interest Rate Period, in addition to the other dates described above, the day next succeeding the last day of each Interest Rate Period. Interest shall be payable through each Interest Payment Date on the basis of a year of 365 or 366 days and actual days elapsed in Short-Term, Daily and Weekly Interest Rate Periods and a 360-day year consisting of twelve 30-day months in Long-Term Interest Rate Periods.

      "Interest Rate Period" means any Daily Interest Rate Period, Weekly Interest Rate Period, Short-Term Interest Rate Period and Long-Term Interest Rate Period.

      "IRC" means the Internal Revenue Code of 1986, as it may be amended from time to time.

      "Long-Term Interest Rate" has the meaning assigned in Section 301.

      "Long-Term Interest Rate Period" means each period during which a Long-Term Interest Rate is in effect, which shall be a period of more than 270 days as determined by the Company.

      "Maturity Date" means December 1, 2030.

      "Moody's" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, with notice to the Trustee and the Authority.

      "Officer's Certificate" means a certificate signed by the Chairman of the Authority.

      "Outstanding" when used to modify Bonds, refers to Bonds issued under this Agreement, excluding: (i) Bonds which have been exchanged, replaced or delivered to the Trustee for credit against a principal payment; (ii) Bonds which have been paid; (iii) Bonds which have become due and for the payment of which moneys have been duly provided to the Trustee or the Paying Agent; and
(iv) Bonds for which there have been irrevocably set aside sufficient funds, or Government or Equivalent Obligations bearing interest at such rates, and with such maturities as will provide sufficient funds, without reinvestment, to pay or redeem them, provided, however, that if any such Bonds are to be redeemed prior to maturity, the Company shall have taken all action necessary to redeem such Bonds and notice of such redemption shall have been duly mailed in accordance with this Agreement or irrevocable instructions so to mail shall have been given to the Trustee.

      "Paying Agent" means the Paying Agent designated from time to time pursuant to Section 714. "Principal Office" of the Paying Agent means the office thereof designated as such in writing to the Authority, the Trustee, the Remarketing Agent and the Company.






      "Permitted Investments" means (a) Government or Equivalent Obligations,
(b) certificates of deposit or other interest-bearing obligations of any bank or trust company (including the Trustee and the trustee under the First Mortgage) authorized to engage in the banking business which shall have a combined capital, surplus and undivided profits aggregating not less than ten million dollars ($10,000,000), (c) bonds and other obligations issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing, (d) commercial paper and other corporate debt securities rated, on the date of purchase, in one of the highest two categories by Moody's or S&P, (e) repurchase agreements with respect to any of the foregoing obligations or securities with any banking or financial institution (which may include the Trustee and the trustee under the First Mortgage) which has a combined capital, surplus and undivided profits of not less than ten million dollars ($10,000,000),
(f) auction-rate preferred stock rated, on the date of purchase, in the highest category by Moody's or S&P, (g) participation in 28-day auction-rate tax-exempt funds rated, on the date of purchase, in the highest category by Moody's or S&P, or (h) money market funds rated at least AAm or AAm-G by S&P.

      "Project" means, collectively, certain solid waste disposal facilities of the Unit including any structures, machinery, fixtures, improvements and equipment, all as described in Exhibit A attached hereto, as the same may be amended from time to time, together with all additions thereto and substitutions therefor, less any deletions therefrom, as they may at any time exist.

      "Rebate Year" means the year ending December 31.

      "Record Date" means with respect to any Interest Payment Date in respect of a Daily Interest Rate Period, a Weekly Interest Rate Period or a Short-Term Segment, the Business Day next preceding such Interest Payment Date and, with respect to any Interest Payment Date in respect of a Long-Term Interest Rate Period, the fifteenth day next preceding such Interest Payment Date.

      "Registered Owner" means the person or persons in whose name or names a particular Bond shall be registered on the books of the Authority kept for that purpose in accordance with the terms of this Agreement.

      "Registrar" means the registrar appointed in accordance with Section
720. "Principal Office" of the Registrar shall mean the office thereof designated as such in writing to the Authority, the Trustee, the Remarketing Agent and the Company.

      "Remarketing Agent" means the corporation, association, partnership or firm acting as Remarketing Agent as provided herein, which may be the Company and any successor Remarketing Agent appointed from time to time pursuant to
Section 718. "Principal Office" of the Remarketing Agent means the office designated as such in writing to the Authority, the Trustee, the Paying Agent and the Company.

      "Revenues" means and includes all payments by or on behalf of the Company to or for the account of the Authority under this Agreement and all other revenues derived by the Authority from or in connection with this Agreement, including the income thereon and the investment thereof, if any,






and any moneys received on the First Mortgage Bonds but not including payments with respect to the indemnification or reimbursement of certain expenses of the Authority under Sections 311(b)(i), 504 and 911 of this Agreement or under any other guaranty or indemnification agreement.

      "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., its successors and their assigns, and, if such entity shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, with notice to the Trustee and the Authority.

      "Secretary" means the person at the time occupying the office of the Secretary or Assistant Secretary of the Authority or any successor to the principal functions thereof.

      "Short-Term Interest Rate Period" means each period, comprised of one or more Short-Term Segments, during which Bonds bear interest at Short-Term Interest Rates.

      "Short-Term Segment" means a period from one to 270 days within a Short-Term Interest Rate Period during which a Short-Term Interest Rate is in effect.

      "State" means the State of Florida.

      "Tender Agent" means the tender agent appointed in accordance with
Section 716. "Principal Office" of the Tender Agent shall mean the office thereof designated in writing to the Authority, the Trustee, the Remarketing Agent and the Company.

      "Treasury Rate" means the interest rate applicable to 13-week United States Treasury bills determined by the Indexing Agent on the basis of the average per annum discount rate at which such 13-week Treasury bills shall have been sold at the most recent Treasury auction.

      "Trustee" means The Bank of New York the designated corporate trust office of which is located in the City of Jacksonville, Florida, and its successor or successors as Trustee hereunder.

      "UCC" means the Florida Uniform Commercial Code.

      "Unit" means the integrated coal gasification combined cycle power plant owned by the Company and located in southwest Polk County, and related support facilities, as they may at any time exist.

      "Weekly Interest Rate Period" means each period during which Bonds bear interest at Weekly Interest Rates.

      Words importing persons include firms, associations and corporations, and the singular and plural form of words shall be deemed interchangeable wherever appropriate.










                    ARTICLE II:  THE ASSIGNMENT AND PLEDGE.

      Section 201. The Assignment and Pledge of Revenues and Funds. The Authority assigns and pledges to the Trustee in trust upon the terms hereof
(a) all Revenues to be received from the Company or derived from any security provided hereunder, including the subordinated security interest granted by the Company herein in the Project, and (b) all rights to receive such Revenues and the proceeds of such rights. This assignment and pledge does not include the rights of the Authority pursuant to Sections 311(b)(i), 504 and 911.

      Section 202. Creation of Subordinated Security Interest. As security for the performance by the Company of its obligations under this Agreement, the Company hereby grants to the Authority a subordinated security interest in the Project and in each component thereof. It is agreed that the security interest hereby granted (including the Authority's rights of possession or repossession of the Project or any rights conferred upon the Authority under the UCC or otherwise) is hereby made, and shall at all times be, subject to
(i) the rights of the holders of the first mortgage bonds of the Company, including the First Mortgage Bonds, issued and outstanding or to be issued under the lien of the First Mortgage and (ii) any future security interest or lien created to secure any indebtedness or other obligations of the Company now existing or hereinafter issued or incurred under any indenture or other instrument which expressly provides that any such security interest or lien securing such indebtedness or obligations shall be superior to the security interest hereby granted; provided that nothing in said First Mortgage or in such other instrument or indenture or in this section shall affect or diminish the obligations of the Company under this Agreement.

      Section 203.  Pledge of First Mortgage Bonds.


(a) In order to provide collateral security for the Company's obligations to make payments of principal, premium, if any, and interest on the Bonds, as required under this Agreement, the Company may elect to issue and deliver to the Trustee a series of First Mortgage Bonds (i) registered in the name of the Trustee, (ii) which shall have the same stated rate or rates of interest prior to maturity, payable at the same times, and (iii) which shall become due in the same principal amount or amounts, either by redemption, through operation of a sinking fund or by maturity, on the same date or dates, as the Bonds.
The First Mortgage Bonds shall be held subject to the terms and provisions of this Agreement and the First Mortgage.

            (b) To exercise the election described in Subsection 203(a), the Company shall, not less than 14 days prior to the proposed date of delivery of the First Mortgage Bonds (i) give to the Authority and the Trustee and Moody's written notice that shall designate the date on which such series of First Mortgage Bonds shall be delivered and (ii) deliver to the Trustee and the Authority a written opinion of Bond Counsel to the effect that such election and the delivery of such series of First Mortgage Bonds will not cause the interest on the Bonds to become includable in gross income for federal income tax purposes.

      Section 204. Further Assurances. The Company, the Authority and the Trustee shall from time to time execute, deliver and register, record and file such instruments as the Authority or the Trustee may reasonably require to






confirm, perfect or maintain the security created or intended to be created hereby.

      Section 205. Defeasance. When there are in the Debt Service Fund sufficient funds, or Government or Equivalent Obligations in such principal amounts, bearing interest at such rates and with such maturities as will provide sufficient funds to pay or redeem the Bonds in full, and when all the rights hereunder of the Authority, the Trustee, the Remarketing Agent, the Tender Agent and the Paying Agent have been provided for, upon written notice from the Company to the Authority and the Trustee, the Bondowners shall cease to be entitled to any benefit or security under this Agreement except the right to receive payment of the funds deposited and held for payment and other rights which by their nature cannot be satisfied prior to or simultaneously with termination of the lien hereof, the security interests created by this Agreement (except in such funds and investments) shall terminate, and the Authority and the Trustee shall execute and deliver such instruments as may be necessary to discharge the lien and security interests created hereunder; provided, however, that if any such Bonds are to be redeemed prior to the maturity thereof, the Trustee shall have taken all action necessary to redeem such Bonds and notice of such redemption shall have been duly mailed in accordance with this Agreement or irrevocable instructions so to mail shall have been given to the Trustee and the Paying Agent. Upon such defeasance, the funds and investments required to pay or redeem the Bonds in full shall be irrevocably set aside for that purpose, subject, however, to Section 803, and moneys held for defeasance shall be invested only as provided above in this section. Any funds or property held by the Trustee or the Paying Agent and not required for payment or redemption of the Bonds in full shall be distributed to the Company as provided in Section 803.

      Section 206. Termination of Subordinated Security Interest. Upon satisfaction by the Company of all its obligations under this Agreement, or upon the satisfaction of the conditions as provided in Section 205, the Trustee shall cause the execution and delivery to the Company of such documents as shall be necessary to effect or to evidence the termination of the subordinated security interest, provided, however, that the subordinated security interest shall, upon the written request of the Company, be released with respect to any part of the Project which has been released from the lien of the First Mortgage pursuant to the provisions thereof or from the lien of any future security interest or lien superior to the security interest hereby granted. Upon written request of the Company, accompanied by evidence of the release of the lien of the First Mortgage or other prior security interest or lien on any part of the Project, the Trustee shall execute and deliver to the Company releases or confirmatory certificates that such property is free of such subordinated security interest.

      Section 207. Release of First Mortgage Bonds. To the extent that (a) Bonds have been paid or become due and sufficient moneys are held by the Trustee in trust for the payment thereof, (b) Bonds are deemed to have been paid in accordance with Section 205 and (c) Bonds (other than Bonds which have been redeemed or called for redemption) have been delivered to, or have been acquired by, the Trustee and canceled and other Bonds of the same series shall not be issuable in lieu thereof, in substitution therefor, in exchange therefor or upon registration of transfer thereof, the obligation of the Company to make payments with respect to the principal, premium, if any, and interest on the First Mortgage Bonds, if issued, shall be satisfied and






discharged and the Trustee shall release and surrender to the Company First Mortgage Bonds in an aggregate principal amount equal to the aggregate principal amount of such Bonds, bearing the same rate or rates of interest as such Bonds and becoming due, either by redemption through operation of a sinking fund or by maturity, on the same date or dates as such Bonds.


                         ARTICLE III:  THE BORROWING.

      Section 301.  The Bonds.


(a)   Details of the Bonds.  (i)    The Bonds shall be issued upon the
Authority's written request in fully registered form and shall be numbered from 1 upwards in the order of their issuance, or in any other manner deemed appropriate by the Paying Agent and the Authority. The Bonds shall be issuable as fully registered bonds without coupons in Authorized Denominations.

                  (ii) Each Bond shall be dated December 1, 1996 and shall mature, subject to prior redemption, upon the terms and conditions hereinafter set forth, on the Maturity Date. Each Bond shall bear interest from the Interest Payment Date to which interest has been paid or duly provided for next preceding its date of authentication, unless (A) such date shall be prior to the first Interest Payment Date, in which case such Bond shall bear interest from December 1, 1996 or (B) such date of authentication shall be an Interest Payment Date to which interest on the Bonds has been paid in full or duly provided for, in which case such Bond shall bear interest from such date of authentication; provided, however, that if, as shown by the records of the Trustee, interest on the Bonds shall be in default, Bonds issued in exchange for Bonds surrendered for transfer or exchange shall bear interest from the last date to which interest has been paid in full or duly provided for on the Bonds or, if no interest has been paid or duly provided for on the Bonds, from December 1, 1996. Each Bond shall bear interest on overdue principal.

                  (iii) The Bonds shall be signed on behalf of the Authority by the manual or facsimile signature of the Chairman and the Secretary and the corporate seal of the Authority or a facsimile thereof shall be engraved or otherwise reproduced thereon. The authenticating certificate of the Paying Agent shall be manually signed on behalf of the Paying Agent as authenticating agent.

                  (iv) In case any officer whose manual or facsimile signature shall appear on any Bond shall cease to be such officer before the delivery thereof, such manual or facsimile signature shall nevertheless be valid and sufficient for all purposes as if he or she had remained in office until after such delivery.

                  (v) Subject to Subsection 301(c), the principal of, premium, if any, and interest on the Bonds shall be payable in any coin or currency of the United States of America which, at the respective dates of payment thereof, is legal tender for the payment of public and private debts, and such principal and premium, if any, shall be payable at the Principal Office of the Paying Agent, or its successor in trust. Payment of interest on any Interest Payment Date on any Bond shall be made to the Bondowner thereof






as of the close of business on the Record Date immediately prior thereto and shall be made (A) by check or draft mailed on the Interest Payment Date to such Bondowner at his address as it appears on the registration books of the Authority or at such other address as is furnished the Registrar in writing by such Bondowner not later than the close of business on the Record Date immediately prior to an Interest Payment Date, or (B) except for interest in respect of a Long-Term Interest Rate Period, transmitted by wire transfer to the accounts with commercial banks located within the United States of America of those Bondowners which shall have provided wire transfer instructions to the Paying Agent prior to the close of business on such Record Date, but, in the case of interest payable in respect of a Short-Term Segment, only upon presentation of such Bond for exchange or transfer in accordance with the provisions hereof, except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the Bondowners in whose names any such Bonds are registered at the close of business on the fifth (5th) Business Day next preceding the date of payment of such defaulted interest.

            (b) Form of Bonds. The Bonds shall be issued in substantially the form set forth in Exhibit B attached hereto with appropriate modifications to reflect the Interest Rate Period of the Bonds in effect from time to time.

            (c) Registration of Bonds in the Book-Entry Only System. (i) The provisions of this Subsection 301(c) shall apply with respect to any Bond registered to CEDE & CO. or any other nominee of The Depository Trust Company ("DTC") while the Book-Entry Only System (meaning the system of registration described in paragraph (ii) of this Subsection 301(c)) is in effect. The Book-Entry Only System shall be in effect for any Interest Rate Period if so specified by the Company prior to conversion to that Interest Rate Period, subject to the provisions below concerning termination of the Book-Entry Only System. Until it revokes such specification in its discretion, the Company hereby specifies that the Book-Entry Only System shall be in effect while the Bonds are in Daily, Weekly, Short-Term, or Long-Term Interest Periods.

                  (ii) The Bonds shall be issued in the form of separate single authenticated fully registered Bonds in substantially the form provided for in Subsection 301(b) and in the amount of each separate stated maturity of such Bonds. On the date of original delivery thereof or date of conversion of the Bonds to an Interest Rate Period in which the Book-Entry Only System is in effect, as applicable, the Bonds shall be registered in the registry books of the Registrar in the name of CEDE & CO., as nominee of The Depository Trust Company as agent for the Authority in maintaining the Book-Entry Only System. With respect to Bonds registered in the registry books kept by the Registrar in the name of CEDE & CO., as nominee of DTC, the Authority, the Paying Agent, the Company and the Trustee shall have no responsibility or obligation to any Participant (which means securities brokers and dealers, banks, trust companies, clearing corporations and various other entities, some of whom or their representatives own DTC) or to any Beneficial Owner (which means, when used with reference to the Book-Entry Only System, the person who is considered the beneficial owner of the Bonds pursuant to the arrangements for book entry determination of ownership applicable to DTC) with respect to the following: (A) the accuracy of the records of DTC, CEDE & CO. or any Participant with respect to any ownership interest in the Bonds, (B) the delivery to any Participant, any Beneficial Owner or any other person, other than DTC, of any notice with respect to the Bonds, including any notice of






redemption, or (C) the payment to any Participant, any Beneficial Owner or any other person, other than DTC, of any amount with respect to the principal or premium, if any, or interest on the Bonds. The Paying Agent shall pay all principal and premium, if any, and interest on the Bonds only to or upon the order of DTC, and all such payments shall be valid and effective fully to satisfy and discharge the Authority's obligations with respect to the principal of and premium, if any, and interest on Bonds to the extent of the sum or sums so paid. No person other than DTC shall receive an authenticated Bond evidencing the obligation of the Authority to make payments of principal and premium, if any, and interest pursuant to this Agreement. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of CEDE & CO., the words "CEDE & CO." in this Agreement shall refer to such new nominee of DTC.

                  (iii) Upon receipt by the Trustee or the Paying Agent of written notice from DTC to the effect that DTC is unable or unwilling to discharge its responsibilities, the Paying Agent shall issue, transfer and exchange Bonds as requested by DTC in appropriate amounts, and whenever DTC requests the Authority, the Paying Agent and the Trustee to do so, the Trustee, the Paying Agent and the Authority will, at the expense of the Company, cooperate with DTC in taking appropriate action after reasonable notice (A) to arrange for a substitute bond depository willing and able upon reasonable and customary terms to maintain custody of the Bonds or (B) to make available Bonds registered in whatever name or names the Bondowners transferring or exchanging Bonds shall designate.

                  (iv) In the event the Company determines that the Beneficial Owners should be able to obtain Bond certificates, the Company may so notify DTC, the Authority, the Paying Agent and the Trustee, whereupon DTC will notify the Participants of the availability through DTC of Bond certificates. In such event, the Paying Agent shall issue, transfer and exchange Bond certificates as requested by DTC in appropriate amounts and in authorized denominations. Whenever DTC requests the Paying Agent to do so, the Paying Agent will cooperate with DTC in taking appropriate action after reasonable notice to make available Bonds registered in whatever name or names the Beneficial Owners transferring or exchanging Bonds shall designate.

                  (v) Notwithstanding any other provision of this Agreement to the contrary, so long as any Bond is registered in the name of CEDE & CO., as nominee of DTC, all payments with respect to the principal of and premium, if any, and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, to DTC as provided in the Letter of Representation (the "Representation Letter"), as from time to time in effect. The form of such Representation Letter may be modified in a manner consistent with the provisions of this Agreement upon conversion or reconversion of the Bonds to an Interest Rate Period in which the Book-Entry Only System is in effect.

                  (vi) Notwithstanding any provision in Section 303 to the contrary, so long as all of the Bonds Outstanding are held in the Book-Entry Only System, if less than all of such Bonds of any one maturity are to be redeemed upon any redemption of Bonds hereunder, the particular Bonds or portions of Bonds of such maturity to be redeemed shall be selected by DTC in such manner as DTC may determine.







                  (vii) So long as the Book-Entry Only System is in effect, a Beneficial Owner shall elect to have its Bonds purchased or tendered through its Participant to the Tender Agent and shall effect delivery by causing the Participant to transfer the Participant's interest in the Bonds on DTC's books to the Tender Agent. The requirement for physical delivery of Bonds in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Bonds are transferred by Participants on DTC's records.

            (d) Interest on the Bonds. (i) The Bonds shall bear interest from and including the Date of the Bonds as shown on Exhibit B until payment of the principal or redemption price thereof shall have been made or provided for in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise. Interest on the Bonds shall be paid on each Interest Payment Date. During any Interest Rate Period other than a Long-Term Interest Rate Period, interest on the Bonds shall be computed upon the basis of a 365 or 366-day year, as applicable, for the number of days actually elapsed. During any Long-Term Interest Rate Period, interest on the Bonds shall be computed upon the basis of a 360-day year, consisting of twelve (12) thirty
(30) day months.

                  (ii) In the manner hereinafter provided, the term of the Bonds will be divided into consecutive Interest Rate Periods during which the Bonds shall bear interest at the Daily Interest Rate, the Weekly Interest Rate, the Short-Term Interest Rate or the Long-Term Interest Rate. The first Interest Rate Period shall commence on the date of initial authentication and delivery of the Bonds hereunder and shall be an Interest Rate Period elected by the Company. The Bonds shall initially bear interest at the rate or rates per annum established in accordance with such election by the Company and the provisions of this Agreement, except that the notice requirements of this
Section 301 shall not be applicable.

            (e)   Daily Interest Rate.  (i)     Determination of Daily
Interest Rate. During each Daily Interest Rate Period, the Bonds shall bear interest at the Daily Interest Rate, which shall be determined by the Remarketing Agent either on each Business Day for such Business Day or on the next preceding Business Day for the Business Day next succeeding such date of determination and may be determined by the Remarketing Agent for any day that is not a Business Day on any such day during which there shall be active trading in tax-exempt obligations comparable to the Bonds for such day. The Daily Interest Rate shall be the interest rate determined by the Remarketing Agent to be the lowest interest rate which in its judgment, on the basis of prevailing financial market conditions, would permit the sale of Bonds during the Daily Interest Rate Period at a price (without regard to accrued interest) equal, as nearly as practicable, to the principal amount thereof; provided, however, that (A) with respect to any day that is not a Business Day, if the Remarketing Agent shall not have determined a Daily Interest Rate for such day, the Daily Interest Rate shall be the same as the Daily Interest Rate for the immediately preceding day, (B) if, for any reason, a Daily Interest Rate so determined for any day shall be held to be invalid or unenforceable by a court of law or if the Remarketing Agent shall not have determined a Daily Interest Rate, the Daily Interest Rate for such day shall be the same as the Daily Interest Rate for the immediately preceding Daily Interest Rate Period; and (C) in no event shall the Daily Interest Rate exceed 14% per annum. The Remarketing Agent shall provide the Company, the Trustee and Paying Agent with






immediate telephonic notice of each Daily Interest Rate, as determined, which notice shall be promptly confirmed in writing.

                  (ii) Adjustment to Daily Interest Rate. At any time, the Company, by written direction to the Authority, the Paying Agent, the Trustee and the Remarketing Agent, may elect that the Bonds shall bear interest at a Daily Interest Rate. Such direction (A) shall specify the effective date of such adjustment to a Daily Interest Rate (which shall be (1) a Business Day not earlier than the 15th day following the fifth Business Day after the date of receipt by the Paying Agent and the Trustee of such direction, (2) in the case of an adjustment from a Long-Term Interest Rate Period, the day immediately following the last day of the then current Long-Term Interest Rate Period or a day on which the Bonds would be redeemable pursuant to Section 303(a)(iii) if such adjustment should not occur and (3) in the case of an adjustment from a Short-Term Interest Rate Period, either (a) the day immediately following the last day of the then current Short-Term Interest Rate Period as determined in accordance with Section 301(g)(iv)(I) or (b) for each Bond, the day immediately following the last day of the last Short-Term Segment for such Bond in the then current Short-Term Interest Rate Period as determined in accordance with Section 301(g)(iv)(II)); and (B) if given during a Long-Term Interest Rate Period, may specify a date or dates prior to such effective date on or prior to which Bondowners of the Bonds may deliver, pursuant to Section 302(c), (1) notice regarding the purchase of such Bonds and (2) such Bonds. During each Daily Interest Rate Period commencing on a date so specified or determined and ending on the day immediately preceding the effective date of the next succeeding Interest Rate Period, the interest rate borne by the Bonds shall be a Daily Interest Rate.

                  (iii) Notice of Adjustment to Daily Interest Rate Period. The Paying Agent shall give notice of an adjustment to a Daily Interest Rate Period to Bondowners not less than 15 days prior to the effective date (or each effective date in the case of an adjustment from a Short-Term Interest Rate Period in accordance with the alternative set forth in clause II of
Section 301(g)(iv)) of such Daily Interest Rate Period. Such notice shall state (1) that the interest rate on the Bonds will be adjusted to a Daily Interest Rate, (2) the effective date of such Daily Interest Rate Period, (3) the method by which the Daily Interest Rate shall be determined, (4) the Interest Payment Dates after such effective date, (5) that Bondowners will have the right to have their Bonds purchased on such effective date, (6) the procedures of such purchase, (7) that, subsequent to such effective date, Bondowners will have the right to require the purchase of Bonds on any Business Day, (8) the procedures of such purchase, and (9) the redemption provisions set forth in Section 303 which will apply during such Daily Interest Rate Period. The Paying Agent shall give notice of any mandatory redemptions of the Bonds which will apply on such effective date in accordance with the provisions of Section 303.

            (f)   Weekly Interest Rate.  (i)    Determination of Weekly
Interest Rate. During each Weekly Interest Rate Period, the Bonds shall bear interest at the Weekly Interest Rate, which shall be determined by the Remarketing Agent no later than 9:30 a.m. on the first day of each new Weekly Interest Rate Period and thereafter no later than 9:30 a.m. on the Business Day next preceding Wednesday of each week during such period. The Weekly Interest Rate shall be the interest rate determined by the Remarketing Agent to be the lowest interest rate which in its judgment, on the basis of






prevailing financial market conditions, would permit the sale of Bonds during the Weekly Interest Rate Period at a price (without regard to accrued interest) equal, as nearly as practicable, to the principal amount thereof; provided, however, that (A) if the Remarketing Agent shall not have determined a Weekly Interest Rate for any period or if, for any reason, a Weekly Interest Rate so determined for any period shall be held to be invalid or unenforceable by a court of law, the Weekly Interest Rate for such period shall be the same as the Weekly Interest Rate for the immediately preceding period, and (B) in no event shall the Weekly Interest Rate exceed 14% per annum. The first Weekly Interest Rate determined for each Weekly Interest Rate Period shall apply to the period commencing on the first day of such period and ending on the next succeeding Tuesday. Thereafter, each Weekly Interest Rate shall apply to the period commencing on Wednesday and ending on the next succeeding Tuesday; provided, however, if any such Tuesday shall be the day next preceding the first Wednesday of a month which shall not be a Business Day, then the Weekly Interest Rate for such period shall not end on such Tuesday, but shall continue to the day next preceding the first Business Day next succeeding such Wednesday and the Weekly Interest Rate for the next succeeding period shall apply to the period commencing on such first Business Day and provided, further, if a Weekly Interest Rate Period shall end on a day other than Tuesday, the last Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on the Wednesday preceding the last day of such Weekly Interest Rate Period and ending on such last day. The Remarketing Agent shall provide the Company, the Trustee and the Paying Agent with immediate telephonic notice of each Weekly Interest Rate, as determined, which notice shall be promptly confirmed in writing.

                  (ii) Adjustment to Weekly Interest Rate. At any time, the Company, by written direction to the Authority, the Paying Agent, the Trustee and the Remarketing Agent, may elect that the Bonds shall bear interest at a Weekly Interest Rate. Such direction (A) shall specify the effective date of such adjustment to a Weekly Interest Rate (which shall be (1) a Business Day not earlier than the 15th day following the fifth Business Day after the date of receipt by the Paying Agent and the Trustee of such direction, (2) in the case of an adjustment from a Long-Term Interest Rate Period, the day immediately following the last day of the then current Long-Term Interest Rate Period or a day on which the Bonds would be redeemable pursuant to
Section 303(a)(iii) if such adjustment should not occur and (3) in the case of an adjustment from a Short-Term Interest Rate Period, either (a) the day immediately following the last day of the then current Short-Term Interest Rate Period as determined in accordance with Section 301(g)(iv)(I) or (b) for each Bond, the day immediately following the last day of the last Short-Term Segment for such Bond in the then current Short-Term Interest Rate Period as determined in accordance with Section 301(g)(iv)(II); and (B) if given during a Long-Term Interest Rate Period, may specify a date or dates prior to such effective date on or prior to which Bondowners of the Bonds may deliver, pursuant to Section 302(c), (1) notice regarding the purchase of such Bonds and (2) such Bonds. During each Weekly Interest Rate Period commencing on a date so specified or determined and ending on the day immediately preceding the effective date of the next succeeding Interest Rate Period, the interest rate borne by the Bonds shall be a Weekly Interest Rate.

                  (iii) Notice of Adjustment to Weekly Interest Rate Period. The Paying Agent shall give notice of an adjustment to a Weekly Interest Rate Period to Bondowners not less than 15 days prior to the effective date (or






each effective date in the case of an adjustment from a Short-Term Interest Rate Period in accordance with the alternative set forth in clause II of
Section 301(g)(iv)) of such Weekly Interest Rate Period. Such notice shall state (1) that the interest rate on the Bonds will be adjusted to a Weekly Interest Rate, (2) the effective date of such Weekly Interest Rate Period, (3) the method by which the Weekly Interest Rate shall be determined, (4) the Interest Payment Dates after such effective date, (5) that Bondowners will have the right to have their Bonds purchased on such effective date, (6) the procedures of such purchase, (7) that, subsequent to such effective date, Bondowners will have the right to require the purchase of Bonds on any Business Day upon not less than seven days' notice, (8) the procedures of such purchase, and (9) the redemption provisions set forth in Section 303 which will apply during such Weekly Interest Rate Period. The Paying Agent shall give notice of any mandatory redemption of the Bonds which will apply on such effective date in accordance with the provisions of Section 303.

            (g)   Short-Term Interest Rate.  (i)      Determination of Short-
Term Segments and Short-Term Interest Rates. (A) During each Short-Term Interest Rate Period, each Bond shall bear interest during each Short-Term Segment for such Bond at the Short-Term Interest Rate for such Bond. The Short-Term Segment and Short-Term Interest Rate for each Bond shall be determined by the Remarketing Agent on the first day of each Short-Term Segment or on a Business Day selected by the Remarketing Agent not more than five Business Days prior to the first day of such Short-Term Segment. Each Short-Term Segment shall be a period of not more than 270 days, as determined by the Company and reported to the Remarketing Agent, or if the Company does not so report its determination, as determined by the Remarketing Agent based on its judgment of prevailing financial market conditions to be the period which, together with all other Short-Term Segments for all Bonds then Outstanding, will most likely result in the lowest overall interest expense on the Bonds over the next succeeding 270 days; provided, however, that any such Bond purchased on behalf of the Company and remaining unsold in the hands of the Remarketing Agent as of the close of business on the effective date of the Short-Term Segment for such Bond shall have a Short-Term Segment of one day or, if such Short-Term Segment would not end on a day immediately preceding a Business Day, a Short-Term Segment of more than one day ending on the day immediately preceding the next Business Day; provided, further, however, that
(x) each Short-Term Segment shall end on either a day which immediately precedes a Business Day or on the day prior to the Maturity Date, and (y) if for any reason a Short-Term Segment for any Bond so determined shall be held to be invalid or unenforceable by a court of law, or if the Remarketing Agent fails to determine a Short-Term Segment such Short-Term Segment shall be one day in length.

            (B) The Short-Term Interest Rate for each Short-Term Segment for each Bond shall be the rate of interest determined by the Remarketing Agent to be the lowest interest rate which in its judgment, on the basis of prevailing financial market conditions, would permit the sale of such Bond for such Short-Term Segment at a price (without regard to accrued interest) equal, as nearly as practicable, to the principal amount thereof; provided, however, that (x) if for any reason a Short-Term Interest Rate so determined for any Short-Term Segment shall be held to be invalid or unenforceable by a court of law or if the Remarketing Agent fails to determine the Short-Term Interest Rate, the Short-Term Segment shall automatically convert to a period of one day and the Short-Term Interest Rate shall be equal to 100% of the Prime






Commercial Paper A-1/P-1 (30 day) rate shown in the table captioned "Short-Term Tax-Exempt Yields" in the edition of The Bond Buyer published on the day on which such rate is determined or, if such rate is not published on that day, the most recent publication of such rate; and (y) in no event shall any Short-Term Interest Rate be greater than 14% per annum.

            (C) The Remarketing Agent shall provide the Company, the Trustee and the Paying Agent with immediate telephonic notice of each Short-Term Segment and Short-Term Interest Rate, as determined, which notice shall be promptly confirmed in writing.

                  (ii) Adjustment to Short-Term Interest Rates. At any time, the Company, by written direction to the Authority, the Paying Agent, the Trustee and the Remarketing Agent, may elect that the Bonds shall bear interest at Short-Term Interest Rates. Such direction (A) shall specify the effective date of the Short-Term Interest Rate Period during which the Bonds shall bear interest at Short-Term Interest Rates (which shall be (1) a Business Day not earlier than the 15th day following the fifth Business Day after the date of receipt by the Paying Agent and the Trustee of such direction, and (2) in the case of an adjustment from a Long-Term Interest Rate Period, the day immediately following the last day of the then current Long-Term Interest Rate Period or a day on which the Bonds would be redeemable pursuant to Section 303(a)(iii) if such adjustment should not occur; provided, however, that, if prior to the Company making such election any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Short-Term Interest Rate Period shall not precede such redemption date); and (B) if given during a Long-Term Interest Rate Period, may specify the date prior to such effective date on or prior to which Bondowners of the Bonds may deliver, pursuant to Section 302,
(1) notice regarding the election to have their Bonds purchased and (2) such Bonds. During each Short-Term Interest Rate Period commencing on the date so specified and ending, with respect to each Bond, on the day immediately preceding the effective date of the next succeeding Interest Rate Period with respect to such Bond, each Bond shall bear interest at a Short-Term Interest Rate during each Short-Term Segment for such Bond.

                  (iii) Notice of Adjustment to Short-Term Interest Rate Period. The Paying Agent shall give notice of an adjustment to a Short-Term Interest Rate Period to Bondowners not less than 15 days prior to the effective date of such Short-Term Interest Rate Period. Such notice shall state (1) that during such Short-Term Interest Rate Period, each Bond will have consecutive Short-Term Segments during each of which such Bond will bear a Short-Term Interest Rate, (2) the effective date of such Short-Term Interest Rate Period, (3) that Bondowners will have the right to have their Bonds purchased on such effective date, (4) the procedures of such purchase, (5) that, for each Bond, a Short-Term Segment and a Short-Term Interest Rate therefor will be determined not later than the first day of each such Short Term Segment, (6) how such Short-Term Segments and Short-Term Interest Rates may be obtained from the Remarketing Agent, (7) that interest on each Bond will be paid on the day next succeeding each Short-Term Segment but only upon presentation of such Bond, (8) that, subsequent to such effective date, each Bond shall be purchased on the day following the last day of each Short-Term Segment with respect thereto unless the Bondowner of such Bond shall elect to retain such Bond, (9) the procedures of such election, and (10) the redemption provisions set forth in Section 303 that will apply to the Bonds during such






Short-Term Interest Rate Period. The Paying Agent shall give notice of any mandatory redemptions of the Bonds which will apply on such effective date in accordance with the provisions of Section 303.

                  (iv) Adjustment from Short-Term Interest Rate Period. As a condition precedent to the election during a Short-Term Interest Rate Period to adjust to a different Interest Rate Period for the Bonds pursuant to
Section 301(e)(ii), (f)(ii) or (h)(ii), the Company shall select, which selection shall be contained in the Company's notice given pursuant to Section 301(e)(ii), (f)(ii) or (h)(ii), as the case may be, an alternative from the immediately succeeding clauses (I) and (II) and, in accordance with such selection, the Remarketing Agent shall effect one of such alternatives: (I) determine Short-Term Segments of such duration that, as soon as possible, all Short-Term Segments shall end on the same date, not less than the 15th day following the fifth Business Day after the receipt by the Paying Agent and the Trustee of the direction of the Company effecting such election; or (II) determine Short-Term Segments, that will, in the judgment of the Remarketing Agent, best promote an orderly transition to the next succeeding Interest Rate Period. If the alternative in clause (I) above shall be selected, the date on which all Short-Term Segments so determined shall end shall be the last day of the then current Short-Term Interest Rate Period and the day next succeeding such date shall be the effective date of the Daily Interest Rate Period, the Weekly Interest Rate Period or the Long-Term Interest Rate Period elected by the Company. If the alternative in clause (II) above shall be selected, beginning not less than the 15th day following the fifth Business Day after the receipt by the Paying Agent and the Trustee of the direction of the Company effecting such election, the day next succeeding the last day of the then current Short-Term Segment with respect to each Bond shall be, with respect to such Bond, the effective date of the Daily Interest Rate Period, the Weekly Interest Rate Period or the Long-Term Interest Rate Period elected by the Company. The Remarketing Agent, promptly upon the determination thereof, shall give written notice of such last day and such effective dates to the Authority, the Company, the Paying Agent and the Trustee.

                  (v) During any period with respect to the transition of the Bonds from a Short-Term Interest Rate Period to the next succeeding Interest Rate Period in accordance with the alternative set forth in clause
(II) of Section 301(g)(iv), Bonds bearing interest at a Short-Term Interest Rate shall be governed by the provisions of this Agreement applicable to Short-Term Interest Rate Periods and Bonds bearing interest at the Daily Interest Rate, Weekly Interest Rate or Long-Term Interest Rate, as the case may be, shall be governed by the provisions of this Agreement applicable to such Interest Rate Periods.

            (h) Long-Term Interest Rate. (i) Determination of Long-Term Interest Rate. During each Long-Term Interest Rate Period, the Bonds shall bear interest at the Long-Term Interest Rate determined by the Remarketing Agent on a Business Day selected by it, not more than 15 days prior to the first day of such Long-Term Interest Rate Period. The Long-Term Interest Rate shall be the rate determined by the Remarketing Agent on such date and filed on such date with the Paying Agent, the Trustee and the Company, by written notice or by telephone promptly confirmed by telecopy or other writing, as being the lowest interest rate which, in the judgment of the Remarketing Agent, on the basis of prevailing financial market conditions, would permit the sale of the Bonds on such Business Day at a price (without regard to






accrued interest) equal, as nearly as practicable, to the principal amount thereof, and in no event shall the Long-Term Interest Rate exceed 14% per annum.

                  (ii) Adjustment to or Continuation of Long-Term Interest Rate. At any time, the Company, by written direction to the Authority, the Paying Agent, the Trustee and the Remarketing Agent, may elect that the Bonds shall bear, or continue to bear, interest at a Long-Term Interest Rate, and if it shall so elect, shall determine the duration of the Long-Term Interest Rate Period during which the Bonds shall bear interest at such Long-Term Interest Rate. As a part of such election, the Company also may determine that the initial Long-Term Interest Rate Period shall be followed by successive Long-Term Interest Rate Periods and, if the Company so elects, shall specify the duration of each such successive Long-Term Interest Rate Period as provided in this paragraph (ii). Such direction shall (A) specify the effective date of each Long-Term Interest Rate Period (which shall be (1) a Business Day not earlier than the 15th day following the fifth Business Day after the date of receipt by the Paying Agent and the Trustee of such direction, (2) in the case of an adjustment from a Short-Term Interest Rate Period, either (a) the day immediately following the last day of the then current Short-Term Interest Rate Period as determined in accordance with Section 301(g)(iv)(I) or (b) for each Bond, the day immediately following the last day of the last Short-Term Segment for such Bond in the then current Short-Term Interest Rate Period as determined in accordance with Section 301(g)(iv)(II) and (3) in the case of an adjustment from a Long-Term Interest Rate Period, the day immediately following the last day of the then current Long-Term Interest Rate Period or a day on which the Bonds would be redeemable pursuant to Section 303(a)(iii) if such adjustment should not occur; provided, however, that if prior to the Company's making such election, any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Long-Term Interest Rate Period shall not precede such redemption date); (B) shall specify the last day of such Long-Term Interest Rate Period, or, if successive Long-Term Interest Rate Periods shall have been designated, the last day of each such Long-Term Interest Rate Period (which shall be either the day prior to the Maturity Date, or a day which both immediately precedes a Business Day and is more than 270 days after the effective date thereof); and (C) if given during a Long-Term Interest Rate Period, may specify a date or dates prior to such effective date on or prior to which Bondowners may deliver, pursuant to Section 302(c), (1) notice regarding the purchase of such Bonds and (2) such Bonds. If the Company shall designate successive Long-Term Interest Rate Periods, but shall not, with respect to the second or any subsequent Long-Term Interest Rate Period, specify any of the information described in clauses (A), (B) or (C) above, the Company, by written direction to the Authority, the Paying Agent, the Trustee and the Remarketing Agent, given not later than the fifth Business Day preceding the 16th day prior to the first day of such successive Long-Term Interest Rate Period, shall specify any of such information not previously specified with respect to such Long-Term Interest Rate Period. During the Long-Term Interest Rate Period commencing and ending on the dates so determined and during each successive Long-Term Interest Rate Period, if any, the interest rate borne by the Bonds shall be a Long-Term Interest Rate. If, by the fifth Business Day preceding the 15th day prior to the last day of any Long-Term Interest Rate Period, the Paying Agent and the Trustee shall not have received notice of the Company's election that, during the next succeeding Interest Rate Period, the Bonds shall bear interest at a Daily






Interest Rate, a Weekly Interest Rate, a Short-Term Interest Rate or a Long-Term Interest Rate, the next succeeding Interest Rate Period shall be a Short-Term Interest Rate Period with a Short-Term Segment that has a duration of one day.

                  (iii) Notice of Adjustment to or Continuation of Long-Term Interest Rate Period. The Paying Agent shall give notice of an adjustment to a (or the continuation of another) Long-Term Interest Rate Period to Bondowners not less than 15 days prior to the effective date (or each effective date in the case of an adjustment from a Short-Term Interest Rate Period in accordance with the alternative set forth in clause II of Section 301(g)(iv)) of such Long-Term Interest Rate Period. Such notice shall state
(1) that the interest rate on the Bonds will be adjusted to or continue to be, a Long-Term Interest Rate, (2) the effective date and the last day of such Long-Term Interest Rate Period, (3) that the Long-Term Interest Rate for such Long-Term Interest Rate Period will be determined on or prior to the effective date thereof, (4) how such Long-Term Interest Rate may be obtained from the Remarketing Agent, (5) the Interest Payment Dates after such effective date,
(6) that Bondowners will have the right to have their Bonds purchased on such effective date, (7) the procedures of such purchase, (8) that, during such Long-Term Interest Rate Period, Bondowners will not have the right to require the purchase of Bonds, except on the day following the last day of such Long-Term Interest Rate Period, and (9) the redemption provisions set forth in
Section 303 which will apply during such Long-Term Interest Rate Period. The Trustee shall give notice of any mandatory redemptions of the Bonds which will apply on such effective date in accordance with the provisions of Section 303.

            (i)   (Reserved).

            (j) Determinations of Remarketing Agent Binding. The establishment and determination of each Daily Interest Rate, Weekly Interest Rate, Long-Term Interest Rate and Short-Term Interest Rate by the Remarketing Agent, shall be conclusive and binding upon the Remarketing Agent, the Paying Agent, the Trustee, the Authority, the Company and the Bondowners.

            (k) Failure to Adjust Interest Rate. (i) In the event that an attempted adjustment from the Weekly Interest Rate Period or the Daily Interest Rate Period to another Interest Rate Period as herein provided does not become effective, the Weekly Interest Rate Period or the Daily Interest Rate Period then in effect, as the case may be, shall continue in effect.

      (ii) In the event that an attempted adjustment from the Short-Term Interest Rate Period does not become effective, the affected Bonds shall remain in the Short-Term Interest Rate Period, and automatically convert to a Short-Term Segment of one day.

      (iii) In the event that an attempted adjustment from the Long-Term Interest Rate Period to another Interest Rate Period or the continuation of the Long-Term Interest Rate Period as herein provided does not become effective for any reason, including the failure to determine a Long-Term Interest Rate, the affected Bonds shall automatically be subject to purchase by the Company in lieu of redemption as provided in Subsection 303(k) and thereafter, unless otherwise directed by the Company, shall automatically convert to the Short-Term Interest Rate Period with a Short-Term Segment of one day. In such event, the Remarketing Agent shall immediately notify the






Company, the Tender Agent, the Trustee and the Paying Agent of the failure to adjust from the Long-Term Interest Rate.

      (iv) Notwithstanding any direction in this Subsection 301(k) to the contrary, any purchases of Bonds or mandatory redemptions of Bonds (and purchases in lieu of certain mandatory redemptions) which would have taken place on the proposed effective date of such adjustment shall take place as if such attempted adjustment were in fact effective.

      Section 302.  Purchase of Bonds.


(a) Daily Interest Rate Period. During any Daily Interest Rate Period and on the day (which must be a Business Day) next succeeding the last day of each Daily Interest Rate Period, any Bond shall be purchased from its Bondowner by the Tender Agent or the Remarketing Agent on any Business Day at a purchase price equal to the principal amount thereof plus accrued interest, if any, to the date of purchase, upon (i) delivery by the Bondowner to the Tender Agent at its Principal Office or the Remarketing Agent at its Principal Office, by no later than 11:00 a.m., on such Business Day, of an irrevocable written notice or an irrevocable telephonic notice, which states the principal amount and number of such Bond, and (ii) delivery of such Bond to the Tender Agent (if such notice was delivered to the Tender Agent) at its Principal Office or the Remarketing Agent (if such notice was delivered to the Remarketing Agent) at its Principal Office, accompanied by an instrument of transfer thereof, in form satisfactory to the Tender Agent or the Remarketing Agent, as the case may be, executed in blank by the Bondowner thereof with the signature of such Bondowner guaranteed by a bank, trust company or member firm of the New York Stock Exchange, at or prior to 12:00 noon, on such Business Day.

            (b) Weekly Interest Rate Period. During any Weekly Interest Rate Period and on the day (which must be a Business Day) next succeeding the last day of each Weekly Interest Rate Period, any Bond shall be purchased from its Bondowner by the Tender Agent on any Business Day at a purchase price equal to the principal amount thereof plus accrued interest, if any, to the date of purchase, upon (i) delivery by the Bondowner to the Tender Agent at its Principal Office of an irrevocable written notice or an irrevocable telephonic notice, promptly confirmed by telecopy or other writing, which states the principal amount and number of such Bond and the date on which the same shall be purchased, which date shall be a Business Day not prior to the seventh day next succeeding the date of the delivery of such notice to the Tender Agent, and (ii) delivery of such Bond to the Tender Agent at its Principal Office, accompanied by an instrument of transfer thereof, in form satisfactory to the Tender Agent, executed in blank by the Bondowner thereof with the signature of such Bondowner guaranteed by a bank, trust company or member firm of the New York Stock Exchange, at or prior to 10:00 a.m., on the date specified in such notice.

            (c) On Day Next Succeeding the Last Day of Each Short-Term Segment or Long-Term Interest Rate Period. On the day next succeeding the last day of each Short-Term Segment or Long-Term Interest Rate Period, any Bond shall be purchased from its Bondowner by the Tender Agent, at a purchase price equal to the principal amount thereof plus accrued interest, if any, to the date of purchase upon (i) delivery by the Bondowner of such Bond to the Tender Agent at its Principal Office on or prior to the date specified for






such delivery in the notice of the adjustment of such Interest Rate Period delivered pursuant to Section 301(e)(iii), (f)(iii), (g)(iii), or (h)(iii), or, if no such date shall have been so specified, (A), in the case of a Short-Term Segment, 3:00 p.m., on the second Business Day (or if a Short-Term Segment has a term of only one day, then not later than 3:00 p.m., on the Business Day) prior to such day or (B), in the case of a Long-Term Interest Rate Period, on or prior to the seventh day preceding the first day of the next succeeding Interest Rate Period, of an irrevocable written notice or an irrevocable telephonic notice promptly confirmed by telecopy or other writing, which states the principal amount and number of such Bond, and (ii) delivery of such Bond to the Tender Agent at its Principal Office, accompanied by an instrument of transfer thereof, in form satisfactory to the Tender Agent, executed in blank by the Bondowner thereof with the signature of such Bondowner guaranteed by a bank, trust company or member firm of the New York Stock Exchange, at or prior to 10:00 a.m., on the date specified for such delivery in the notice of the adjustment of such Interest Rate Period delivered pursuant to Section 301(e)(iii), (f)(iii), (g)(iii) or (h)(iii), or, if no such date shall have been so specified, on the first day of the next succeeding Interest Rate Period.

            (d) On Day Next Succeeding Last Day of Each Short-Term Interest Rate Period. On the day next succeeding the last day of each Short-Term Interest Rate Period for a Bond, such Bond shall be purchased from its Bondowner by the Tender Agent, at a purchase price equal to the principal amount thereof plus accrued interest, if any, to the date of purchase unless such Bondowner shall deliver to the Tender Agent at its Principal Office not later than 3:00 p.m., on the second Business Day (or if a Short-Term Segment has a term of only one day, then not later than 3:00 p.m., on the Business
Day) prior to such day, such Bond together with written notice which states the principal amount and number of such Bond and that such Bond shall not be so purchased. The purchase price of any Bond so purchased shall be payable only upon surrender of such Bond to the Tender Agent at its Principal Office, accompanied by an instrument of transfer thereof, in form satisfactory to the Tender Agent, executed in blank by the Bondowner thereof with the signature of such Bondowner guaranteed by a bank, trust company or member firm of the New York Stock Exchange.

            (e) Irrevocable Notice or Failure to Give Notice Deemed to be Tender of Bond. The giving of notice as provided in Section 302(a), (b) or
(c) or the failure to give notice as provided in Section 302(d) shall constitute the irrevocable tender for purchase of each Bond with respect to which such notice shall have been given or not given, as the case may be, irrespective of whether such Bond shall be delivered as provided in such sections. Upon the purchase as provided in such sections by the Tender Agent or the Remarketing Agent, as the case may be, of each Bond so deemed to be tendered, such Bond shall cease to bear interest payable to the former Bondowner thereof, who thereafter shall have no rights with respect thereto, other than the right to receive the purchase price thereof upon surrender of such Bond to the Tender Agent or the Remarketing Agent, as the case may be, and such Bond shall be no longer outstanding.

            (f) Purchase of Bonds Delivered to Remarketing Agent. On the date Bonds are to be purchased pursuant to Section 302(a) by the Remarketing Agent, the Remarketing Agent shall purchase, but only from the funds specified in the next sentence, such Bonds from the Bondowners thereof at a purchase






price equal to the principal amount thereof plus accrued interest, if any, to the date of purchase. Funds for the payment of such purchase price shall be derived first from the proceeds of the sale of such Bonds pursuant to
Section 313, and second from moneys furnished by the Company to the Remarketing Agent pursuant to Section 311 of this Agreement. If sufficient funds are not available to the Remarketing Agent for the purchase of all Bonds tendered, no purchase shall be consummated.

            (g) Purchase of Bonds Delivered to the Tender Agent. On the date Bonds are to be purchased pursuant to Section 302 by the Tender Agent, the Tender Agent shall purchase, but only from the funds specified in the next sentence, such Bonds from the Bondowners thereof at a purchase price equal to the principal amount thereof plus accrued interest, if any, to the date of purchase. Funds for the payment of such purchase price shall be derived first from proceeds of the sale of such Bonds pursuant to Section 313, and second from moneys furnished by the Company to the Paying Agent pursuant to
Section 311. If sufficient funds are not available to the Tender Agent for the purchase of all Bonds tendered, no purchase shall be consummated.

            (h) Duty of Paying Agent to Hold Purchase Price for Bondowner. It shall be the duty of the Paying Agent to hold in a separate trust account the moneys for the purchase price of any Bond required to be delivered to the Tender Agent in accordance with this Section 302 or Section 303(k) and not so delivered, without liability for interest thereon, for the benefit of the former Bondowner, who shall thereafter be restricted exclusively to such moneys, for any claim of whatever nature on his part under this Agreement or on, or with respect to, such Bond. Any moneys so deposited with and held by the Paying Agent not so applied to the purchase of Bonds within one year after the date of purchase shall be paid by the Paying Agent to the Company upon the written direction of an Authorized Officer of the Company and thereafter the former Bondowners shall be entitled to look only to the Company for payment of such purchase price, and then only to the extent of the amount so repaid, and the Company shall not be liable for any interest thereon and shall not be regarded as a trustee of such moneys and the Paying Agent shall have no further responsibility with respect to such moneys.

            (i) Duty of Remarketing Agent to Hold Purchase Price for Bondowner. It shall be the duty of the Remarketing Agent to hold in a separate trust account the moneys for the purchase price of any Bond required to be delivered to the Remarketing Agent in accordance with Section 302(a) and not so delivered, without liability for interest thereon, for the benefit of the former Bondowner, who shall thereafter be restricted exclusively to such moneys, for any claim of whatever nature on his part under this Agreement or on, or with respect to, such Bond. Any moneys so deposited with and held by the Remarketing Agent not so applied to the purchase of Bonds within one year after the date of purchase shall be paid by the Remarketing Agent to the Company upon the written direction of an Authorized Officer of the Company and thereafter the former Bondowners shall be entitled to look only to the Company for payment of such purchase price, and then only to the extent of the amount so repaid, and the Company shall not be liable for any interest thereon and shall not be regarded as a trustee of such moneys and the Remarketing Agent shall have no further responsibility with respect to such moneys.

            (j) Delivery of Purchased Bonds. (i) Bonds sold by the Remarketing Agent pursuant to Section 313 shall be delivered to the purchasers






thereof. Bonds purchased by the Remarketing Agent with moneys from the Company (and not from the proceeds of remarketed Bonds) shall, at the direction of the Company, be (A) delivered to the Remarketing Agent for remarketing, (B) canceled or (C) delivered to the Company.

                  (ii) Bonds purchased by the Tender Agent with moneys from the Company (and not from the proceeds of remarketed Bonds) shall, at the direction of the Company, be (A) delivered to the Remarketing Agent for remarketing, (B) canceled or (C) delivered to the Company.

      Section 303.  Redemption of the Bonds.


(a) Optional Redemption. (i) During a Daily or Weekly Interest Rate Period. On any Business Day during a Daily Interest Rate Period or a Weekly Interest Rate Period, and on the day next succeeding the last day of each such Interest Rate Period, the Bonds shall be subject to optional redemption by the Authority, at the written direction of the Company, in whole or in part, at 100% of their principal amount, plus accrued interest, if any, to the redemption date.

                  (ii) During a Short-Term Interest Rate Period. On the day next succeeding the last day of any Short-Term Segment with respect to any Bond, such Bond shall be subject to optional redemption by the Authority, at the written direction of the Company, in whole or in part, at 100% of its principal amount plus accrued interest, if any, to the redemption date.

                  (iii) During a Long-Term Interest Rate Period. During any Long-Term Interest Rate Period, and on the day next succeeding the last day of each Long-Term Interest Rate Period, the Bonds shall be subject to optional redemption by the Authority, at the written direction of the Company, during the periods specified below, in whole at any time or in part from time to time, at the redemption prices (expressed as percentages of principal amount) hereinafter indicated plus accrued interest, if any, to redemption date:

 Length of Long-Term
 Interest Rate Period
 (expressed in years)                   Redemption Prices

 greater than 15                        after 10 years at 102%, declining by
                                        1% on each succeeding anniversary to
                                        100% and thereafter at 100%
 less than or equal to 15               after 8 years at 102%, declining by
  and greater than 12                   1% on each succeeding anniversary to
                                        100% and thereafter at 100%

 less than or equal to 12               after 6 years at 101%, declining by
  and greater than 9                    1% on the next anniversary to 100%
                                        and thereafter at 100%

 less than or equal to 9 and            after 4 years at 100-1/2%, declining
  greater than 6                        by 1/2 of 1% on the next anniversary
                                        to 100% and thereafter at 100%








 less than or equal to 6 and            after 2 years at 100-1/2%, declining
  greater than 3                        by 1/2 of 1% on the next anniversary
                                        to 100% and thereafter at 100%

 less than or equal to 3 and
  greater than 1                        after 1 year at 100%
 1 year or less                         only on day next succeeding last day
                                        of period at 100%

            (b) Mandatory Redemption on First Day of Certain Interest Rate Periods. The Bonds shall be subject to mandatory redemption by the Authority at the redemption prices specified in Section 303(d) as follows: (i) on the first day of each Long-Term Interest Rate Period which follows a Daily Interest Rate Period, a Weekly Interest Rate Period or a Long-Term Interest Rate Period (other than a Long-Term Interest Rate Period immediately succeeding a Long-Term Interest Rate Period of more than one year in duration, both of which shall be equal in length, as nearly as possible taking into account the requirements of Section 301(h)(ii)); (ii) on the first day of each Daily Interest Rate Period and Weekly Interest Rate Period which follows a Long-Term Interest Rate Period; and (iii) on the first day of each Short-Term Interest Rate Period; provided, that there shall not be so redeemed (A) Bonds which shall have been purchased in accordance with Section 302 on such redemption date or on any day during the 10-day period preceding such redemption date, (B) Bonds or portions of principal amount thereof which will be in Authorized Denominations on such redemption date with respect to which the Tender Agent shall have received directions not to so redeem the same from the owners thereof in accordance with Section 303(h), (C) Bonds issued in exchange for or upon the registration of transfer of Bonds and such portions of principal amount referred to in clauses (A) and (B) above, and (D) Bonds or such portions of principal amount thereof purchased by the Company in accordance with Section 303(k).

            (c)   Mandatory Redemption of Bonds Not in Authorized
Denominations. That portion of any Bond which causes such Bond to be not then in an Authorized Denomination shall be subject to mandatory redemption by the Authority at the redemption prices specified in Section 303(d) on the first day of each Daily Interest Rate Period, Weekly Interest Rate Period, Short-Term Interest Rate Period and Long-Term Interest Rate Period.

            (d) Redemption Price with Respect to Certain Redemptions. Any redemption pursuant to Section 303(b) or (c) shall be at the redemption price of 100% of the principal amount of the Bonds or, in the case of a redemption on the first day of an Interest Rate Period which shall be preceded by a Long-Term Interest Rate Period and which shall commence prior to the day originally established as the last day of such preceding Long-Term Interest Rate Period, at a redemption price equal to the redemption price set forth in
Section 303(a)(iii) which would have been applicable to the Bonds on such redemption date if such preceding Long-Term Interest Rate Period had continued to the day originally established as its last day.

            (e) Special Mandatory Redemption Upon Taxability. If, as a result of the failure of the Company to observe any covenant, agreement or representation in this Agreement, a court of competent jurisdiction or any administrative agency finally determines (such determination not to be







considered final unless the Company has been given written notice and, if it so desires, has been afforded an opportunity, at the Company's expense, to contest, either directly or in the name of any Bondowner, any such determination or until the conclusion of any appellate review if sought by the Company) that the interest payable on any Bond is includable for federal income tax purposes in the gross income, as defined in Section 61 of the IRC, of any Bondowner (other than a "substantial user" of the Project or a "related person," as defined in the IRC), the Bonds shall be subject to special mandatory redemption prior to maturity, as a whole, or in part if such partial redemption will preserve the exclusion from gross income for federal income tax purposes of interest on the remaining Bonds outstanding (and if in part, to be selected by the Paying Agent or by DTC, as applicable, by lot or in any other customary manner as determined by the Paying Agent or by DTC, as applicable) at a redemption price equal to the principal amount thereof, plus interest accrued to the redemption date, without premium. The Company will give notice to the Authority, the Trustee and the Paying Agent in writing of the amount of Bonds to be redeemed and of the date selected for such redemption not later than 90 days after the date of such final determination, such redemption date to be not more than 90 days after the date of such written notice.

            (f) Extraordinary Optional Redemption. The Bonds are subject to redemption prior to maturity at the option of the Company, by notice to the Trustee, the Paying Agent and the Authority, in whole, at any time, at a redemption price equal to the principal amount of the outstanding Bonds, plus accrued interest thereon to the date of redemption, without premium, on any date selected by the Company, but not less than 45 days after nor more than 180 days after the Company shall have given notice of its exercise of the right to make such prepayment. The Company may exercise its right to cause the Bonds to be redeemed at its option, if

                  (i) in the opinion of the Company, the continued operation by the Company of the Unit is impracticable, uneconomical or undesirable due to (A) the imposition of taxes or other liabilities or burdens not being imposed as of the date of the Bonds, (B) changes in technology or in the economic availability of raw materials or operating supplies or equipment or
(C) destruction of or damage to all or a substantial portion of the Unit; provided, however, that the Company may not exercise its right to redeem the Bonds for reasons described in this clause (i) if any portion of the redemption price is to be paid from the proceeds of tax-exempt Bonds; or

                  (ii) all or substantially all of the Unit shall have been condemned or taken by eminent domain; or

                  (iii) the operation by the Company of the Unit shall have been prevented from carrying on normal operations at such Unit for a period of six months or more; or

                  (iv) in the event the First Mortgage Bonds have been issued, all or substantially all the mortgaged and pledged property constituting bondable property (as defined in the First Mortgage) which at the time shall be subject to the lien of the First Mortgage as a first lien shall be released from the lien of the First Mortgage pursuant to the provisions thereof, and available moneys in the hands of the trustee or trustees at the time serving as such under the First Mortgage, including any moneys deposited






by the Company available for the purpose, are sufficient to redeem all the first mortgage bonds of all series issued pursuant to the First Mortgage at the redemption prices (together with accrued interest to the date of redemption) specified therein applicable to the redemption thereof upon the happening of such event.

      For purposes of clause (i) of this Subsection 303(f), the "opinion of the Company" shall be expressed to the Authority and the Trustee by delivery of a certified copy of a resolution of the Board of Directors of the Company or the Executive Committee thereof stating that it is the opinion of said Board of Directors or Executive Committee that the circumstances, situations or conditions described in subclause (A), (B) or (C) of such clause (i) exist to the extent required for the Company to exercise the option provided.

            (g) Payment of Redemption Price and Accrued Interest. Whenever Bonds are called for redemption, the accrued interest thereon shall become due on the redemption date and shall be paid from the Debt Service Fund to the extent available therein. To the extent not otherwise provided, the Company shall deposit with the Paying Agent prior to the redemption date a sufficient sum to pay the redemption price of and accrued interest on the Bonds.

            (h) Waiver of Redemption by Bondowner. Any Bondowner may direct the Tender Agent not to redeem its Bonds (or portions of principal amount thereof in Authorized Denominations) pursuant to Section 303(b) by delivering to the Tender Agent at its Principal Office on or prior to the date on which the notice specified in Section 302 is required to be delivered for Bonds to be purchased (or in the case of any Bond bearing interest at a Short-Term Interest Rate, not to be purchased) on the date for such redemption, a written instrument which (1) states that such person is the Bondowner and specifies the number and denomination of such Bond, (2) states that such Bondowner has knowledge of the Interest Rate Period to commence on such redemption date, (3) if applicable, that the redemption price will be at a premium, and (4) directs the Authority not to redeem such Bond or portion of principal amount thereof specified therein. Any instrument delivered to the Tender Agent in accordance with this section shall be irrevocable with respect to the redemption for which such instrument was delivered and shall be binding upon subsequent owners of such Bond or portion of principal amount thereof, including Bonds issued in exchange therefor or upon the registration of transfer thereof; but such instrument shall have no effect upon any subsequent redemption of Bonds.

            (i) Notice of Redemption. (i) Notice of the call for any redemption of Bonds or any portion thereof (which shall be in Authorized Denominations, except as provided in Section 303(c)) pursuant to this Section 303 identifying the Bonds or portions thereof to be redeemed, specifying the redemption date, the redemption price, the place and manner of payment and that from the redemption date interest will cease to accrue, shall be given by the Paying Agent by mailing a copy of the redemption notice by first-class mail to the owner of each Bond to be redeemed in whole or in part at the address shown on the registration books. In the case of a redemption pursuant to Section 303(b) or (c), such notice shall be given as a part of the notice given pursuant to Section 301(e)(iii), (f)(iii), (g)(iii) or (h)(iii), and, in the case of any other redemption hereunder, such notice shall be given at least 15 days prior to the date fixed for redemption to the owners of Bonds to be redeemed; provided, however, that failure to duly give such notice, or any defect therein, shall not affect the validity of any proceedings for the






redemption of Bonds with respect to which no such failure or defect occurred. Upon presentation and surrender of Bonds so called for redemption in whole or in part at the place or places of payment, such Bonds or portions thereof shall be redeemed.

                  (ii) With respect to any notice of redemption of Bonds in accordance with Section 303(b), such notice, in addition, shall state (A) the Interest Rate Period to commence on such redemption date, (B) that Bondowners may direct the Paying Agent not to so redeem Bonds and the procedures for doing so, and (C) that all Bonds so called for redemption shall be redeemed, except (1) Bonds which shall have been purchased in accordance with Section 302 on such redemption date or on any day during the 10-day period preceding such redemption date, (2) Bonds or portions of principal amount thereof which will be in Authorized Denominations on such redemption date with respect to which the Tender Agent shall have received direction not to so redeem the same from the owners thereof in accordance with Section 303(h), (3) Bonds issued in exchange for or upon the registration of transfer of Bonds referred to in clauses (1) and (2) above, and (4) Bonds or such portions of principal amount thereof purchased by the Company in accordance with Section 303(k).

                  (iii) Any notice mailed as provided in this section shall be conclusively presumed to have been duly given, whether or not the Bondowner receives the notice.

            (j) Partial Redemption of Bonds. (i) In case a Bond is of a denomination larger than the minimum Authorized Denomination, all or a portion of such Bond may be redeemed provided the principal amount not being redeemed is in an Authorized Denomination.

                  (ii) Upon surrender of any Bond for redemption in part only, the Paying Agent shall authenticate and deliver to the owner thereof, without cost to the Bondowner, a new Bond or Bonds of Authorized Denominations in aggregate principal amount equal to the unredeemed portion of the Bond surrendered.

            (k) Purchase by Company In Lieu of Redemption. (i) Bonds or portions thereof called for and subject to redemption pursuant to Section 303(b) shall be purchased by the Company on the date upon which such Bonds or portions of Bonds were to have been redeemed at a purchase price equal to the price at which such Bonds or portions of Bonds were to have been redeemed, if the Company shall give written notice to the Trustee, the Paying Agent, the Tender Agent and the Remarketing Agent before such date specifying the principal amount of Bonds or portions of Bonds to be so purchased.

                  (ii) Bonds or portions thereof called for and subject to purchase by the Company pursuant to Section 301(k)(iii) shall be purchased by the Company on the date of the failure to convert from or determine the Long-Term Interest Rate at a purchase price equal to the principal amount thereof.

                  (iii) The Tender Agent shall pay the purchase price of Bonds or portions thereof to be so purchased by the Company from moneys deposited with the Tender Agent by the Company (which moneys must be deposited with the Tender Agent by the Company on or prior to such purchase date). If sufficient funds are not available for the purchase of all Bonds tendered on any delivery date on which Bonds are to be purchased, no purchase shall be consummated.






                  (iv) Bonds or portions thereof purchased by the Tender Agent pursuant to this Section 303(k) shall be delivered by the Tender Agent to or for the account of the Company within five (5) Business Days thereafter.

                  (v) Any other provisions of this Agreement to the contrary notwithstanding, Bonds or portions thereof purchased by the Company pursuant to this Section 303(k) shall not be remarketed or delivered by the Paying Agent to the purchasers thereof except in Authorized Denominations (which may be accomplished by exchanging, by or at the direction of the Company, Bonds or portions thereof which are not in such Authorized Denominations for a Bond or Bonds which are in Authorized Denominations in accordance with the provisions of this Agreement).

                  (vi) Bonds or portions of Bonds to be purchased by the Company which are not delivered to the Tender Agent on the date on which such Bonds or portions of Bonds were to have been redeemed shall be deemed to have been purchased by the Company, and the Company shall be the owner of such Bonds or portions of Bonds for all purposes under this Agreement, but subject to the provisions of this Agreement, whereupon interest accruing after such date on such Bonds or portions of Bonds shall no longer be payable to the former owners thereof but shall be paid to the Company. Subject to and in accordance with the provisions of this Agreement, the Paying Agent shall authenticate a new Bond or Bonds in an aggregate principal amount equal to the principal amount of Bonds or portions of Bonds purchased in accordance with this Section 303(k), whether or not the Bonds or portions of Bonds so purchased are presented by the owners thereof, bearing a number or numbers not contemporaneously outstanding. The Paying Agent shall maintain a record of the serial numbers of the Bonds or portions of Bonds deemed to have been purchased by the Company, together with the names and addresses of the former owners thereof.

      (l)   Selection of Bonds for Redemption.  Subject to the provisions of
Section 301(c)(vi) if less than all of the Bonds are called for redemption, the Paying Agent shall select the Bonds or portions thereof to be redeemed, in such manner as in the Paying Agent's sole discretion it shall deem appropriate and fair. The Paying Agent shall promptly notify the Authority and the Company in writing of the Bonds or portions thereof selected for redemption; provided, however, that in connection with any redemption of Bonds the Paying Agent shall first select for redemption any Bonds held by the Tender Agent or the Remarketing Agent, if any for the account of the Company or held of record by the Company. If it is determined that one or more, but not all, of the portions of principal amount represented by any such Bond is to be called for redemption, then, upon notice of intention to redeem such portion or portions, the owner of such Bond shall forthwith surrender such Bond to the Paying Agent for (a) payment to such Bondowner of the redemption price of the portion or portions of principal amount called for redemption, and (b) delivery to such Bondowner of a new Bond or Bonds in the aggregate principal amount of the unredeemed balance of the principal amount of the Bond. New Bonds representing the unredeemed balance of the principal amount of such Bonds shall be issued to the owner thereof, without charge therefor. If the owner of any such Bond shall fail to present such Bond to the Paying Agent for payment and exchange as aforesaid, such Bond shall, nevertheless, become due and payable on the date fixed for redemption to the extent of the portion or portions of principal amount called for redemption (and to that extent only).







      Section 304. Application of Bond Proceeds. Upon the receipt of the proceeds of the initial sale of the Bonds, including accrued interest, if any, the Authority shall make payments from such proceeds as follows: (a) a sum equal to the accrued interest, if any, on the Bonds shall be deposited in the Debt Service Fund; and (b) the balance shall be deposited in the Construction Fund.

      Section 305.  Reserved.

      Section 306.  Debt Service Fund.


(a) A Debt Service Fund is hereby established and maintained by the Trustee if the Trustee also serves as the Paying Agent, and otherwise the Debt Service Fund shall be established and maintained by the Paying Agent, and moneys shall be deposited therein as provided in this Agreement. Accrued interest, if any, received upon the sale of Bonds shall be deposited in the Debt Service Fund. The moneys in the Debt Service Fund and any investments held as part of such Fund shall be held in trust and, except as otherwise provided, shall be applied solely to the payment of the principal, redemption premium, if any, and interest on the Bonds. If at any time the amount deposited by the Company in the Debt Service Fund with respect to payments currently due pursuant to
Section 311 is in excess of the amount required to be so deposited, the Trustee or the Paying Agent, as appropriate, shall, upon the request of the Company, transfer such excess to the Company unless there is then an Event of Default known to the Trustee or the Paying Agent, as appropriate, with respect to payments to the Debt Service Fund or to the Trustee, the Paying Agent or the Authority, in which case the excess shall be applied to such payments.

            (b) The Company shall deposit moneys into the Debt Service Fund for the payment of Bonds in immediately available funds at the opening of business on the date on which the payment is required to be made hereunder.

      Section 307.  Reserved.

      Section 308. First Mortgage Bond Fund. A First Mortgage Bond Fund is hereby established with the Trustee. There shall be deposited to the credit of the First Mortgage Bond Fund all payments, if any, made on the First Mortgage Bonds, if any. The moneys in the First Mortgage Bond Fund shall be held by the Trustee in trust in the Debt Service Fund and applied first to the amounts which the Company may be required to pay to the Trustee or the Paying Agent, as appropriate, and the balance, if any, shall be applied to the redemption of Bonds and, pending such application, shall be subject to a lien and charge in favor of the Bondowners.

      Section 309. Expenses of Issue. The Company shall pay from its own funds all expenses of issue of the Bonds, including underwriting charges as may be agreed, in excess of the expenses permitted to be paid from the proceeds of the Bonds. No more than 2% of the proceeds of the Bonds shall be used to pay such expenses.

      Section 310. Application of Moneys. If available moneys in the Debt Service Fund are not sufficient on any day to pay all principal, redemption premium, if any, and interest on the Outstanding Bonds then due or overdue, such moneys (other than any sum in the Debt Service Fund irrevocably set aside






for the redemption of particular Bonds or required to purchase Bonds under outstanding purchase contracts) shall, after payment of all charges and disbursements of the Trustee and Paying Agent in accordance with this Agreement, be applied first to the payment of interest, including interest on overdue principal, in the order in which the same became due (pro rata with respect to interest which became due at the same time) and second to the payment of principal and redemption premiums, if any, without regard to the order in which the same became due (in proportion to the amounts due). For this purpose interest on overdue principal shall be treated as coming due on the first day of each month. Whenever moneys are to be applied pursuant to this section, such moneys shall be applied by the Trustee or the Paying Agent from time to time, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee or the Paying Agent shall apply such moneys pursuant to this section, it shall fix the date (which shall be the first of a month unless the Trustee or the Paying Agent shall deem another date more suitable) upon which such application is to be made, and upon such date interest on the amounts of principal paid on such date shall cease to accrue. The Trustee or the Paying Agent shall give such notice as it may deem appropriate of the fixing of any such date. When interest or a portion of the principal is to be paid on an overdue Bond, the Paying Agent may require presentation of the Bond for endorsement of the payment.

      Section 311.  Payments by the Company.


(a) Debt Service. (i) Not later than the opening of business on the Business Day on which a payment of principal or interest is due, the Company shall pay or cause to be paid to the Trustee or the Paying Agent, as appropriate, for deposit in the Debt Service Fund an amount available on such payment date equal to such payment less the amount, if any, in the Debt Service Fund and available therefor.

                  (ii) The payments to be made under the foregoing subsection shall be appropriately adjusted to reflect the date of issue of Bonds, accrued interest deposited in the Debt Service Fund, if any, and any purchase or redemption of Bonds so that there will be available on each payment date in the Debt Service Fund the amount necessary to pay the interest and principal and premium, if any, due or coming due on the Bonds and so that accrued interest will be applied to the installments of interest to which it is applicable.

                  (iii) At any time when any principal of the Bonds is overdue, the Company shall also have a continuing obligation to pay to the Trustee or the Paying Agent, as appropriate, for deposit in the Debt Service Fund an amount equal to interest on the overdue principal but the installment payments required under this section shall not otherwise bear interest. Redemption premiums shall not bear interest.

                  (iv) Payments by the Company to the Trustee or the Paying Agent, as appropriate, for deposit in the Debt Service Fund under this Agreement shall discharge the obligation of the Company to the extent of such payments; provided, that if any moneys are invested in accordance with this Agreement and a loss results therefrom so that there are insufficient funds to







pay principal and interest on the Bonds when due, the Company shall supply the deficiency.

            (b) Additional Payments. (i) Within thirty (30) days after notice from the Authority, the Company shall pay to the Authority all expenditures (except general administrative expenses or overhead) reasonably incurred by the Authority by reason of this Agreement.

                  (ii) Within thirty (30) days after notice from the Trustee, the Company shall pay to the Trustee its reasonable fees and expenses as set forth in Section 702 of this Agreement.

                  (iii) Within thirty (30) days after notice from the Paying Agent, the Company shall pay to the Paying Agent its reasonable fees and expenses, as set forth in Section 702 of this Agreement.

            (c) Company's Purchase of Bonds. If the amount received by the Paying Agent or the Remarketing Agent for the purchase of Bonds tendered pursuant to Section 302 is not sufficient to pay the purchase price of such Bonds on the date when due, the Company shall pay the amount of such deficiency to the Paying Agent or the Remarketing Agent, as the case may be, in accordance with Section 313(c). Bond certificates shall not be issued, transferred or exchanged with respect to Bonds the purchase price of which has been paid by the Company ("Borrower Bonds") until transferred pursuant to the following sentence. Borrower Bonds shall, upon written instructions of the Company to the Paying Agent, be canceled or transferred to the Remarketing Agent for delivery to or at the direction of any purchaser of such Bonds from the Company. Any Borrower Bond shall not be subject to purchase under Section 302.

      Section 312. Unconditional Obligation. To the extent permitted by law, the obligation of the Company to make payments to the Authority, the Paying Agent and the Trustee under this Agreement shall be absolute and unconditional, shall be binding and enforceable in all circumstances whatsoever, shall not be subject to setoff, recoupment or counterclaim and shall be a general obligation of the Company to which the full faith and credit of the Company are pledged.

      Section 313.  Remarketing of Bonds Tendered.
(a) Notice of Tendered Bonds. By 11:00 a.m., on the date the Tender Agent receives notice by any Bondowner in accordance with Section 302(a) and promptly but in no event later than the Business Day following the day on which the Tender Agent receives notice from any Bondowner of its demand to have the Tender Agent purchase Bonds pursuant to Section 302(b) or (c) and promptly after the Tender Agent receives notice from any Bondowner under
Section 302(d) of its election not to have a Bond purchased, the Tender Agent shall give telegraphic, telecopy or telephonic notice to the Remarketing Agent and the Company specifying the principal amount of Bonds which such Bondowner has demanded to have purchased or not to have purchased, as the case may be, and shall promptly deliver a copy of such written notice from the Bondowner to the extent received to each of such parties. Not later than 12:00 noon, on the date on which Bonds are to be purchased pursuant to Section 302(a), and not later than 3:00 p.m., on the Business Day next preceding the date on which Bonds are to be purchased under Section 302(b), (c) or (d), the Remarketing Agent shall give telegraphic or telephonic notice, promptly confirmed in






writing, to the Paying Agent, the Trustee and the Company specifying the names, addresses, and taxpayer identification numbers of the purchasers of, and the principal amount and denominations of, such Bonds, if any, to be sold by it pursuant to subsection (b) of this section, the purchase price at which the Bonds are to be sold, and their date of sale.

            (b) Remarketing of Bonds by the Remarketing Agent. Upon the giving of notice to the Remarketing Agent by any Bondowner in accordance with
Section 302(a), the Remarketing Agent shall offer for sale and use its best efforts to sell at the best available price the Bonds referred to in such notice on the date on which such Bonds are to be purchased as provided in
Section 302(a). Upon the giving of notice to the Tender Agent by any Bondowner in accordance with Section 302(a), (b) or (c) and the giving of notice to the Remarketing Agent as provided in Section 313(a) with respect to such notices, and upon each date upon which Bonds are to be purchased in accordance with Section 302(d) unless the Tender Agent gives notice to the Remarketing Agent as provided in Section 313(a) that a Bondowner has elected not to have a Bond purchased under Section 302(d), the Remarketing Agent shall offer for sale and use its best efforts to sell at the best available price such Bonds on the date such Bonds are to be purchased in accordance with
Section 302.

            (c) Procedure and Sources of Payment. Not later than 12:00 noon, on the date of purchase of Bonds tendered pursuant to Section 302, the Remarketing Agent shall give notice to the Company, the Paying Agent, the Tender Agent and the Trustee, promptly confirmed in writing to the Company, of the aggregate amount which the Remarketing Agent has received for the purchase of such Bonds. If the Paying Agent has not received such notice from the Remarketing Agent by 1:00 P.M., on the purchase date for the purchase of Bonds tendered to the Tender Agent, the Paying Agent will arrange to obtain an amount from the Company, at the time and in the manner described in the following sentence, which is sufficient to purchase all Bonds tendered to the Tender Agent pursuant to Section 302. Not later than 2:00 P.M., on the purchase date, the Company shall pay to the Paying Agent in immediately available funds the amount necessary to purchase the Bonds tendered to the Tender Agent pursuant to Section 302, for which the Remarketing Agent has not received the purchase price, and the Company shall pay to the Remarketing Agent in immediately available funds the amounts necessary to purchase the Bonds tendered to the Remarketing Agent pursuant to Section 302(a) for which the Remarketing Agent has not received the purchase price. The Remarketing Agent shall transfer to the Paying Agent all amounts received by the Remarketing Agent for the purchase of Bonds tendered to the Tender Agent in immediately available funds by 3:00 P.M., on the purchase date, provided, however, that in the event that any Bond is sold by the Remarketing Agent at a price in excess of the purchase price thereof, such excess shall be paid to the Company.

            (d) No Sales After Events of Default. Anything in this Agreement to the contrary notwithstanding, if there shall have occurred and be continuing an Event of Default described in the first paragraph of Section 901, there shall be no sales of Bonds pursuant to this section.

      Section 314. Mutilated, Destroyed, Lost or Stolen Bonds. In the event any Bond or temporary Bond is mutilated, lost, stolen or destroyed, the Paying Agent may authenticate a new Bond duly executed by the Authority of like date






and denomination as that mutilated, lost, stolen or destroyed; provided that, in the case of any mutilated Bond, such mutilated Bond shall first be surrendered to the Paying Agent, and in the case of any lost, stolen or destroyed Bond, there shall be first furnished to the Paying Agent evidence of such loss, theft or destruction satisfactory to the Paying Agent, together with indemnity to the Authority and the Paying Agent satisfactory to them. In the event any such Bond shall have matured, instead of issuing a duplicate Bond, the Paying Agent on behalf of the Authority may pay the same without surrender thereof. The Authority and the Paying Agent may charge the Bondowner with their reasonable fees and expenses in this connection. The Authority shall cooperate with the Paying Agent in connection with the issue of replacement Bonds, but nothing in this section shall be construed in derogation of any rights which the Authority, the Company or the Paying Agent may have to receive indemnification against liability, or payment or reimbursement of expenses, in connection with the issue of a replacement Bond. All Bonds shall be held and owned upon the express condition that the foregoing provisions are, to the extent permitted by law, exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude any and all other rights or remedies.

      Section 315. Temporary Bonds. Pending preparation of definitive Bonds, or by agreement with the purchasers of all Bonds, the Authority may issue and, upon its request, the Paying Agent shall authenticate, in lieu of definitive Bonds, one or more temporary printed or typewritten Bonds in Authorized Denominations of substantially the tenor recited above. Upon request of the Authority, the Paying Agent shall authenticate definitive Bonds in exchange for any temporary Bonds upon surrender of an equal principal amount of temporary Bonds. Until so exchanged, temporary Bonds shall have the same rights, remedies and security hereunder as definitive Bonds.

      Section 316. Cancellation and Destruction of Bonds. All Bonds paid or redeemed, either at or before maturity shall be delivered to the Paying Agent when such payment or redemption is made, and such Bonds, together with all Bonds purchased by the Paying Agent and all Bonds surrendered in any exchanges or transfers, shall thereupon be promptly canceled. Bonds so canceled may at any time be cremated or otherwise destroyed by the Paying Agent, which shall execute a certificate of cremation or destruction in duplicate by the signature of one of its authorized officers describing the Bonds so cremated or otherwise destroyed, and one executed certificate shall be filed with the Company and the other executed certificate shall be retained by the Paying Agent.

      Section 317. Refunding Bonds. The Authority may issue, and expressly reserves the right to issue, to the extent permitted by law, refunding bonds under another indenture to refund all or any principal amount of the Bonds; provided, however, that the net proceeds of any such bonds used to refund all or any principal amount of the Bonds shall be paid directly to the Trustee for the Bondowners and shall not come into the possession or control of the Company.












                          ARTICLE IV:   THE PROJECT.

      Section 401. Construction Fund. A Construction Fund is hereby established and maintained by the Trustee and moneys shall be deposited therein as provided by this Agreement.

      The moneys in the Construction Fund shall be held by the Trustee in trust and, subject to the provisions of Sections 403 and 404 of this Agreement, shall be applied to the payment of the cost of the Project and, pending such application, shall be subject to a lien and charge in favor of the holders of the Bonds issued and outstanding under this Agreement and for the further security of such holders until paid out or transferred as herein provided.

      Section 402. Payments From Construction Fund. Payment of the cost of the Project shall be made from the Construction Fund. All payments from the Construction Fund shall be subject to the provisions and restrictions set forth in this Article.

      Section 403. Items of Cost. For the purposes of this Agreement, the cost of the Project shall embrace all the costs, but only the costs, permitted by the Act of acquiring, constructing and installing the Project and, without intending thereby to limit or restrict any proper definition of such cost under the Act, shall include:

            (a) Payment to the Company of such amounts, if any, as shall be necessary to reimburse the Company in full for all advances and payments made by it or for its account at any time prior to or after the delivery of the Bonds for expenditures in connection with the acquisition of any property required for the Project, including payment of any short-term, temporary or other borrowings, bonds, notes or other evidences of indebtedness (including any unpaid fees, charges or costs in connection therewith), the proceeds of which have been applied to the payment of items of the cost of the Project, the preparation of plans and specifications for the Project (including any preliminary study or planning of the Project or any aspect thereof and any reports or analyses concerning the Project), the acquisition, construction and installation of the Project including reimbursement to the Company for allowance for interest paid on indebtedness incurred for the Project during construction prior to the date of the Bonds, interest on the Bonds during construction which shall mean a period beginning with the date of delivery of the Bonds and ending on the date the acquisition, construction and installation for the Project shall have been completed, except if the Project shall consist of facilities which will be placed in service at different times, the date of which interest may be paid from Bond proceeds will be the date upon which the facilities financed from Bond proceeds will be placed in service and all real or personal property deemed necessary in connection with the Project, or any one or more of said expenditures (including architectural, engineering and supervisory services).

            (b) Payment for labor, services, materials and supplies used or furnished in site improvement and in the acquisition, construction and installation of the Project, all as provided in the plans and specifications therefor, payment for the cost of the acquisition,






      construction and installation of utility services or other facilities, and all real and personal property deemed necessary in connection with the Project and payment for the miscellaneous expenses incidental to any of the foregoing items.

            (c) To the extent not paid by a contractor in connection with any part of the Project, payment of the premiums on all insurance required to be taken out and maintained until the completion date, or reimbursement thereof, if paid by the Company.

            (d) Payment of the taxes, assessments and other charges, if any, that may become payable until the completion date, or reimbursement thereof, if paid by the Company.

            (e) Payment of expenses incurred with approval of the Company in seeking to enforce any remedy against any contractor or subcontractor in respect of any default under a contract relating to the Project.

            (f) Payment, as they become due, of the fees and expenses of the Paying Agent properly incurred under this Agreement that may become due until the Completion Date.

            (g) Payment of any other costs and expenses relating to the acquisition, construction and installation of the Project (including testing).

            (h) Payment of costs of issuing the Bonds, but only in an amount not in excess of 2% of the sale proceeds of the Bonds.

      Section 404. Disbursements. Payments from the Construction Fund shall be made by the Trustee to or upon the order of the Company in accordance with the provisions of this Section, but no such payment shall be made unless and until the Trustee shall receive a requisition, prepared and signed by an Authorized Officer of the Company, stating:

            (a)   the item number of each such payment;

            (b) the name of the person, firm or corporation to whom each such payment is due;

            (c)   the respective amounts to be paid;

            (d) the purpose by general classification for which each obligation to be paid was incurred;

            (e) that obligations in the stated amounts have been incurred and are presently due and payable and that each item thereof is a proper charge against the Construction Fund and has not been the subject of a previous withdrawal from the Construction Fund;

            (f) that to the best of his knowledge, there has not been filed with or served upon the Company notice of any lien, right or attachment upon, or claim affecting the right of any such persons, firms or corporations to receive payment of, the respective amounts stated in







      such requisition which has not been released or will not be released simultaneously with the payment of such obligation;

            (g) that, after giving effect to such requisition, not less than 95% of the proceeds of the Bonds and any investment earnings thereon will have been used to provide "solid waste disposal facilities" within the meaning of Section 142(a)(6) of the IRC; and

            (h) that after giving effect to the payment of the requisition, the use of all proceeds of the Bonds and any investment earnings thereon complies with the limitations contained in the Federal Tax Statement.

      Upon receipt of any such requisition, the Trustee shall pay such obligation from the Construction Fund. If prior to payment of any items in a requisition the Company should for any reason desire not to pay such item, the Company shall give written notice of such decision to the Trustee (and the Trustee may conclusively rely upon such written notice). In making any disbursement the Trustee shall pay each such obligation directly to the Company or to any payee designated by an Authorized Officer of the Company, as set forth in such requisition.

      Section 405. Reliance on Requisitions. All requisitions received by the Trustee, as required in this Article as conditions of payment from the Construction Fund, may be conclusively relied upon by the Trustee, and shall be retained by the Trustee, subject at all reasonable times to examination by the Company, the Issuer and the agents and representatives thereof.

      Section 406.  Completion of the Project.

            (a) Upon the receipt by the Trustee of a certificate of an Authorized Officer of the Company to the effect that the Project has been completed, any balance remaining in the Construction Fund (other than amounts retained by the Trustee to pay costs not then due and payable or for which the liability for payment is in dispute) shall be
      (i) applied to the redemption of Bonds at the earliest date permitted by this Agreement or (ii) applied to such other purposes as shall, in the opinion of Bond Counsel, not be inconsistent with the provisions of the Act as it shall then be in effect and not cause the interest on any of the Bonds to become subject to federal income taxes then in effect, which opinion shall be in writing and filed by the Company with the Authority and the Trustee prior to the application of any such amount. From time to time as the proper disposition of the amounts retained in the Construction Fund shall be determined, to the extent that such amounts are not to be paid out by the Trustee pursuant to Section 404 hereof, upon notification by the Company, the Trustee shall deposit such amounts in the Debt Service Fund to be applied as aforesaid. Until such time as the proceeds remaining in the Construction Fund are applied as set forth above, such proceeds shall not be invested at a yield which exceeds the yield on the Bonds, except to the extent approved in an opinion of Bond Counsel.

            (b) In the event that the Company exercises an option under this Agreement to effect the redemption of all the Bonds then outstanding, the Trustee shall, upon the written direction of the Company, deposit in







      the Debt Service Fund, on the date the prepayment is made, any balance remaining in the Construction Fund.

            (c) If the principal of all outstanding Bonds shall have become due and payable in accordance with Section 901 of this Agreement, the Trustee shall forthwith deposit in the Debt Service Fund any balance remaining in the Construction Fund.

            (d)   If any acceleration shall be rescinded in accordance with
      Section 902 hereof, the Trustee shall transfer from the Debt Service Fund to the Construction Fund an amount, not to exceed the balance then to the credit of the Debt Service Fund, equal to the amount previously transferred pursuant to clause (c) of this Section 406 from the Construction Fund to the Debt Service Fund.

      Section 407. Transfer of Money from Fund on Repurchase or Redemption of Bonds. Whenever the Company shall exercise its option or shall be required under Section 203 of this Agreement to deposit with the Trustee money or Government or Equivalent Obligations in an amount sufficient to discharge this Agreement, any amounts remaining in the Construction Fund shall be paid over to the Debt Service Fund to be held by the Trustee in order to provide for the proper and timely redemption of the Bonds in accordance with this Agreement, such payment to the Trustee to be made immediately prior to the deposit by the Company of such money or Government or Equivalent Obligations.

      Section 408.  Rebate.

            (a) Payment of Rebate to the United States. (i) No later than sixty (60) days after the close of the fifth Rebate Year following the date of issue of the Bonds (or any earlier date that may be required) and the close of each fifth Rebate Year thereafter, the Company shall pay to the United States on behalf of the Authority the full amount then required to be paid under IRC section 148(f) and the regulations thereunder (the "Rebate Provision").
Within sixty (60) days after the Bonds of a series have been paid in full, the Company shall pay to the United States on behalf of the Authority the full amount then required to be paid under the Rebate Provision. Each such payment shall be made to the Internal Revenue Service Center, Philadelphia, Pennsylvania, 19255 or any successor location specified by the Internal Revenue Service, accompanied by a Form 8038-T (or other similar information reporting form) prepared by the Institution.

                  (ii) No later than fifteen (15) days prior to each date on which a payment could become due under Paragraph (a)(i) (a "Rebate Payment Date"), the Company shall deliver to the Authority and the Trustee a certificate either summarizing the determination that no amount is required to be paid or specifying the amount then required to be paid pursuant to Paragraph (a)(i). If the certificate specifies an amount to be paid, (A) such certificate shall be accompanied by a completed Form 8038-T, which is to be signed by an officer of the Authority, and shall include a certification stating that the Form 8038-T is accurate and complete, and (B) no later than ten (10) days after the Rebate Payment Date the Company shall furnish to the Authority and the Trustee a certificate stating that such amount has been timely paid.








            (b) Records. The Company, the Trustee and the Authority shall keep such records as will enable them to fulfill their responsibilities under this section and the Rebate Provision.

            (c) Interpretation of this Section. The purpose of this Section 408 is to satisfy the requirements of the Rebate Provision. Accordingly, this section shall be construed so as to meet such requirements. The Company covenants that all action taken under this section shall be taken in a manner that complies with the Rebate Provision and that it shall neither take any action nor omit to take any action that would cause the Bonds to be arbitrage bonds by reason of the failure to comply with the Rebate Provision. To the extent any payment of rebatable arbitrage or penalty in lieu of rebate is not timely made to the United States, the Company shall pay to the United States on behalf of the Authority any correction amount, interest, penalty, or other amount necessary to prevent any series of Bonds from becoming arbitrage bonds within the meaning of IRC Section 148. The Company covenants that to the extent necessary it shall obtain the advice and assistance of experts to aid it in complying with the Rebate Provision.

      Section 409. Maintenance and Modifications of Project by Company. Subject to the provisions of Section 410, the Company agrees that so long as any Bonds are outstanding it will at its own expense maintain, repair and operate the Project. The Company may make modifications to completed components of the Project.

      Section 410.  Removal of Portions of the Project.
(a) The Company shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary portion of the Project. In any instance where the Company determines that any portion of the Project has become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, the Company may remove such portion from the Project and sell, trade in, exchange or otherwise dispose of such removed portion of the Project without any responsibility or accountability to the Authority, the Trustee or the holders of the Bonds.

            (b) The removal of any portion of the Project pursuant to the provisions of this Section shall not entitle the Company to any abatement or diminution of the amounts required to be paid with respect to the Bonds.

      Section 411. Assignment, Leasing and Sale by the Company. This Agreement may be assigned, and the Project may be leased or sold as a whole or in part, by the Company without the necessity of obtaining the consent of either the Authority or the Trustee, subject, however, except as provided in
Section 503, to each of the following conditions:


(a) no assignment, lease or sale shall relieve the Company from liability for any of its obligations hereunder, and, in the event of any such assignment, lease or sale, the Company shall continue to remain primarily liable for the payments required to be made pursuant to this Agreement and for the performance and observance of the other agreements on its part herein contained;









            (b) the assignee, lessee or buyer shall assume the obligations of the Company hereunder to the extent of the interest assigned, leased or sold, and may assume the Company's obligations under Article III;

            (c) the Company shall, not later than 10 days prior to the delivery thereof, furnish or cause to be furnished to the Authority and to the Trustee a true and complete copy of the form of each such proposed assignment, lease or conveyance, as the case may be; and

            (d) the Company shall, not later than the effective date of such sale, assignment or lease, furnish or cause to be furnished to the Authority and the Trustee a written opinion of Bond Counsel that such sale, assignment or lease will not cause the interest on the Bonds to become includable in gross income for federal income tax purposes.


                           ARTICLE V:   THE COMPANY.

      Section 501. Representations by the Company. The Company makes the following representations as of the date of delivery of this Agreement:

            (a) The Company is a corporation organized and existing under the laws of the State of Florida and has power to enter into this Agreement;

            (b) By proper corporate action, the officers of the Company executing and attesting this Agreement have been duly authorized to execute and deliver this Agreement;

            (c) Neither the execution or delivery of this Agreement or the consummation of the transactions contemplated herein (including, without limitation, execution and delivery of the First Mortgage Bonds, if any, nor the fulfillment of or compliance with the terms hereof) will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Company's Restated Articles of Incorporation, its bylaws or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or by which it is bound;

            (d) The facilities comprising the Project constitute a "project" within the meaning of Section 159.27(5), Florida Statutes.

            (e) The Company has caused and will cause the acquisition, construction and installation of the Project at the Unit, pursuant to the terms and conditions expressed herein, all for the purpose of promoting effective and efficient solid waste disposal throughout the State;

            (f) Not less than 95% of the proceeds of the Bonds and any investment earnings thereon will be used to pay costs of "solid waste disposal facilities" within the meaning of Section 142(a)(6) of the IRC; and

            (g) All necessary authorizations, approval, consents and other orders of any governmental authority or agency for the execution and delivery by the Company of this Agreement have been obtained and are in full force and effect.








      Section 502. Access to the Project. The Authority and its duly authorized agents shall have such rights of access to the Project and the Unit as may be reasonably necessary to inspect the Project.

      Section 503. Company To Maintain Its Corporate Existence; Conditions Under Which Exceptions Permitted. The Company agrees that, so long as any Bonds are Outstanding, it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it; provided that the Company may, without violating its agreement contained in this section, consolidate with or merge into another corporation, or permit one or more other corporations to consolidate with or merge into it, or sell or otherwise transfer to another corporation all or substantially all of its assets as an entirety and thereafter dissolve, provided the surviving, resulting or transferee corporation, as the case may be (if other than the Company), is a corporation organized and existing under the laws of one of the states of the United States and assumes in writing all of the obligations of the Company herein and, if not a Florida corporation, is qualified to do business in the State.

      Section 504.  Indemnification Covenants.

            (a) The Company hereby agrees to indemnify the Authority, the Paying Agent, the Registrar, the Tender Agent, the Remarketing Agent and the Trustee against claims arising out of the construction or operation of the Project and to pay or bond and discharge and indemnify and hold harmless the Authority from and against (i) any lien or charge upon payments by the Company to or for the account of the Authority hereunder and (ii) any taxes, assessments, impositions and other charges of any federal, state or municipal government or political body in respect of the Project. If any such claim is asserted, or any such lien or charge upon payments, or charges are sought to be imposed, the Authority, the Paying Agent, the Tender Agent, the Remarketing Agent or the Trustee, as the case may be, shall give prompt notice to the Company, and the Company shall pay the same or bond and assume the defense thereof (and if bonded, with a bonding company and in an amount reasonably satisfactory to the Authority), with full power to contest, litigate, compromise or settle the same in its sole discretion.

            (b) The Company shall at all times protect and hold the Authority, its members, officers and employees, its agents and attorneys, the Trustee, the Paying Agent, the Registrar, the Tender Agent and the Remarketing Agent harmless against any claim or liability arising from this Agreement, the Bond Resolution, the issuance of the Bonds and all transactions pertaining thereto, including but not limited to any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Project or to the use thereof, in excess of any insurance proceeds available to the Authority in connection therewith, such indemnification to include reasonable expenses and attorney's fees incurred by the Authority, its members, officers and employees, and its agents and attorneys, the Trustee, the Paying Agent, the Registrar, the Tender Agent and the Remarketing Agent in connection therewith. Nothing contained herein shall require the Company to indemnify the Authority for any claim or liability resulting from the willfully wrongful acts or gross negligence of the Authority, its members, officers, employees, agents or attorneys or of the






officers, employees, agents or attorneys for the Trustee, the Paying Agent, the Registrar, the Tender Agent or the Remarketing Agent.

      Section 505. Consent to Assignment of Contract Rights by the Authority. The Company hereby consents to the pledge and assignment by the Authority to the Trustee of (i) all of its rights under this Agreement (except its rights under Sections 311(b)(i) and 911 to payment of certain costs and expenses and under Section 504 to indemnification) to the Trustee for the benefit of the holders from time to time of the Bonds as security for payment of the principal of and premium, if any, and interest on the Bonds, (ii) its subordinated security interest in the Project and (iii) any interest it may have in the First Mortgage Bonds, if any, as additional security for the payment of the principal of and premium, if any, and interest on the Bonds. The Company hereby agrees that by virtue of such pledge and assignment the Trustee may enjoy and enforce all such rights of the Authority hereunder.

      Section 506.  Obligations of Company Hereunder Unconditional.

            (a) Until such time as the principal of and premium, if any, and interest on the Bonds shall have been fully paid or deemed to have been paid as provided pursuant to Section 205 of this Agreement, the Company's obligations under this Agreement shall be absolute and unconditional, and the Company (i) will not suspend or discontinue payment of any amounts required to be paid by it hereunder, (ii) will perform and observe all of its other agreements contained in this Agreement, and (iii) except as permitted by this Agreement, will not terminate this Agreement for any cause, including, without limiting the generality of the foregoing, the occurrence of any act or circumstance that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either of them, any failure of the Authority or the Trustee to perform or observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement, or arising out of any indebtedness or liability at any time owing to the Company by the Authority or the Trustee.

            (b) Nothing contained in this section will be construed to release the Authority from the performance of any of the agreements on its part herein contained; and in the event the Authority should fail to perform any such agreement on its part, the Company may institute such action against the Authority as the Company may deem necessary to compel performance of the Authority hereunder so long as such action shall not violate the agreements on the part of the Company contained in Subsection 504(a) or diminish the amounts required to be paid by the Company under this Agreement. The Company may also, at its own cost and expense and in its own name or in the name of the Authority, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its right of possession, occupancy and use hereunder, and in such event the Authority hereby agrees to cooperate fully with the Company and, at the Company's expense, to take all action necessary to effect the substitution of the Company for the Authority in any action or proceeding if the Company shall so request.

      Section 507. Tax Status of Bonds. The Company will perform its obligations and agreements contained in the Federal Tax Statement as if they






were set forth herein. Any covenants, agreements or representations made by the Company in the Federal Tax Statement shall be performed and treated as if set forth herein. The Authority will, at the expense of the Company, cooperate with the Bondowners and the Company to the extent deemed necessary or permitted by law in the opinion of Bond Counsel in order to preserve the exclusion of interest on the Bonds from the gross income of the owners thereof for federal income tax purposes.

      Section 508. Continuing Disclosure. The Company and the Trustee hereby covenant and agree that each will comply with and carry out all of the provisions of the Continuing Disclosure Agreement applicable to it and this
Section 508 of this Agreement. The Authority shall have no liability to the owners of the Bonds or any other person with respect to such disclosure matters. Notwithstanding any other provision of this Agreement, failure of the Company or the Trustee to comply with the Continuing Disclosure Agreement shall not be considered an Event of the Default; however, the Trustee may (and, at the request of the owners of at least 25% aggregate principal amount of Outstanding Bonds, shall) or any owner (including a beneficial owner) of Bonds may seek specific performance of the Company's or the Trustee's obligations to comply with the Continuing Disclosure Agreement or this Section 508 and not for money damages in any amount.


                         ARTICLE VI:   THE AUTHORITY.

      Section 601. Representations by the Authority. The Authority makes the following representations as of the date of delivery of this Agreement:

            (a) The Authority covenants that it is duly authorized under the laws of the State, including particularly and without limitation the Act, to issue the Bonds authorized hereby and to execute this Agreement, to assign the payments and amounts hereby assigned in the manner and to the extent herein set forth and to undertake the transactions contemplated by this Agreement and to carry out its obligations hereunder, and that all action on its part for the issuance of the Bonds and the execution and delivery of this Agreement has been duly and effectively taken; and

            (b) By proper action of the Authority, the officers of the Authority executing and attesting this Agreement have been duly authorized to execute and deliver this Agreement.

      Section 602. No Warranty of Condition or Suitability by the Authority. THE AUTHORITY MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION OF THE PROJECT OR ITS SUITABILITY FOR THE COMPANY'S PURPOSES OR NEEDS.

      Section 603. Payment of Principal, Premium and Interest. The Authority covenants that it will promptly pay the principal of, premium, if any, and interest on every Bond issued under this Agreement but only from the Revenues and any accrued interest on the Bonds deposited in the Debt Service Fund as provided herein at the place, on the dates, from the funds and in the manner provided herein and in said Bonds according to the true intent and meaning thereof.








      Section 604. Authority To Use Best Efforts To Require Company To Make Payments. The Authority shall use its best efforts, acting through the Trustee, to require the Company to pay all of the payments and other costs and charges payable by the Company under this Agreement.

      Section 605. Take Further Action. The Authority covenants that it shall from time to time execute and deliver such further instruments and take such further action as may be reasonable and as may be required to carry out the purposes of this Agreement; provided, however that no such instruments or actions shall pledge the credit of the Authority.

      Section 606. No Disposition of Revenues. The Authority agrees that, except for its pledge and assignment to the Trustee hereunder, the Authority will not pledge, assign, mortgage, encumber, convey or otherwise transfer any of its interest or rights to the Revenues or otherwise under this Agreement; provided, however, that if the laws of the State at the time shall so permit, nothing contained in this section shall prevent the consolidation of the Authority with, or merger of the Authority into, any public corporation the property and income of which are not subject to taxation; and provided, further, that upon any such consolidation, merger or transfer, the due and punctual payment of the principal of, premium, if any, and interest on the Bonds according to their tenor, and the due and punctual performance and observance of all the agreements and conditions of this Agreement to be kept and performed by the Authority, shall be expressly assumed in writing by the entity resulting from such consolidation or surviving such merger.

      Section 607. No Extensions. In order to prevent any accumulation of claims for interest after maturity, the Authority will not directly or indirectly extend or assent to the extension of the time of payment of claims of interest on any of the Bonds and will not directly or indirectly be a party to or approve any such arrangement by purchasing or funding such claims for interest or in any other manner. In case any such claim for interest shall be extended or funded in violation hereof, such claim for interest shall not be entitled, in case of any default hereunder, to the benefit or security of this Agreement except subject to the prior payment in full of the principal of and premium, if any, on all Bonds issued and outstanding hereunder, and all claims for interest which shall not have been so extended or funded.

      Section 608. Covenant To Perform Further Acts. The Authority covenants that it will, at the expense of the Company, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such supplements and amendments to this Agreement and such further acts, instruments and transfers as the Trustee may reasonably require in order to fully preserve, protect and perfect the rights and security of the Bondowners and the rights of the Trustee under this Agreement. The Authority further covenants to file such information reports as may be required by federal or State law which reports shall be prepared by the Company and submitted to the Authority for execution.

      Section 609. Faithful Performance. The Authority covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions required to be performed by it and contained in this Agreement, in any and every Bond executed and delivered hereunder and in all of its proceedings pertaining hereto.







                 ARTICLE VII:   THE TRUSTEE AND PAYING AGENTS;
                  REMARKETING AGENT; TENDER AGENT; REGISTRAR.

      Section 701. Conditions of Trust. The Trustee (which term shall be deemed to include for purposes of this Section 701 the Paying Agent, Registrar and Tender Agent, unless the context otherwise requires) hereby accepts the trusts imposed upon it by this Agreement, and agrees to perform said trusts, but only upon and subject to the following express terms and conditions:

            (a) The Trustee may execute any of the obligations or powers hereof and perform any of its duties either directly or by or through attorneys, agents, receivers or employees and the Trustee shall not be responsible for any misconduct or negligence on the part of any attorney, agent, receiver or employee appointed with due care by it hereunder.

            (b) The Trustee may consult with counsel concerning all matters of trust hereof and duties hereunder, and the written advice of such counsel or any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee shall not be responsible for, nor have any liability with respect to, any recital herein or in the Bonds (except in respect of the certificate of the Trustee endorsed on the Bonds), the validity of this Agreement or of any supplements hereto or instruments of further assurance, the maintenance, validity or sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby, or any lien or property to be created hereby, but the Trustee may require of the Authority or the Company full information and advice as to the performance of the covenants, conditions and agreements aforesaid.

            (d) The Trustee shall not be accountable for, or have any liability with respect to, the use of any Bonds authenticated or delivered hereunder after such Bonds shall have been delivered in accordance with instructions of the Authority. The Trustee may become the owner of Bonds secured hereby with the same rights which it would have if it were not the Trustee.

            (e) The Trustee shall be fully protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Agreement upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the owner of any Bond shall be conclusive and binding upon all future owners of the same Bond or portions thereof and upon Bonds issued in exchange therefor or for portions thereof or in place thereof.

            (f) As to the existence or nonexistence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate of the Authority signed by (i) the Chairman or the Secretary of the Authority, or (ii) any other duly authorized person (such authority to be conclusively evidenced by an appropriate Certified Resolution of the Authority) or any certificate signed by an Authorized Officer of the Company as sufficient evidence of the facts






therein contained, and prior to the occurrence of a default of which the Trustee has been notified as provided in subsection (h) of this section, or of which by said subsection it is deemed to have notice, the Trustee shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a certificate of the Secretary of the Authority under its seal to the effect that a resolution has been duly adopted, and is in full force and effect.

            (g) The permissive right of the Trustee to do things enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct. In the exercise of such of the rights and powers vested in it by this Agreement, the Trustee shall use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (h) The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder except (i) failure by the Authority to cause to be made any of the payments to the Trustee required to be made by Article III hereof and (ii) default of which the Trustee has actual knowledge, unless the Trustee shall be specifically notified in writing of such default by the Authority or by the holders of at least 25% in aggregate principal amount of Bonds then Outstanding; and all notices or other instruments required by this Agreement to be delivered at the designated corporate trust office of the Trustee in Jacksonville, Florida must, in order to be effective, be delivered at the principal office of the Trustee, and in the absence of such notice so delivered the Trustee may conclusively assume there is no default except as aforesaid. For the purposes hereof, the Trustee shall not be deemed to have actual knowledge of any default or Event of Default unless a trust officer, assistant trust officer or other person charged with the administration of the obligations of the Trustee hereunder shall during the course of his duties have actual knowledge thereof.

            (i) The Trustee shall not be personally liable for any debts contracted or for damages to persons or to personal property injured or damaged or for salaries or nonfulfillment of contracts during any period in which it may be in the possession of or managing the real and tangible personal property as in this Agreement provided.

            (j) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

            (k) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

            (l) All money received by the Trustee or any paying agent shall, until used or applied or invested as herein provided, be held in trust for the purposes for which it was received but need not be segregated from other funds except to the extent required by this Agreement or by law.







            (m) The Trustee shall not be bound to make an investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours and upon reasonable notice the books, records and premises of the Authority, personally or by agent or by attorney.

      Section 702.  Reimbursement of Administrative Expenses.

            (a) The Trustee, the Tender Agent, the Registrar, any paying agent and the Remarketing Agent shall be entitled to payment and/or reimbursement for Administrative Expenses, including reasonable fees for their services rendered hereunder and all advances, counsel fees and other expenses reasonably and necessarily made or incurred by them in connection with such services under this Agreement. The Trustee and any paying agent shall be entitled to payment and reimbursement for their reasonable fees and charges as paying agents for the Bonds as hereinabove provided. Upon the occurrence of an Event of Default, but only upon an Event of Default, the Trustee and any paying agent shall have a first lien with right of payment prior to payment on account of interest or principal of any Bond for the foregoing advances, fees, costs and expenses incurred by them, respectively, or any indemnification due, on moneys held by the Trustee hereunder, other than moneys held for the payment of Bonds which are deemed to have been purchased or paid (including payment upon acceleration of maturity) under the terms of this Agreement.

            (b) All fees, charges and other compensation to which the Trustee, the Tender Agent, the Registrar, any paying agent and the Remarketing Agent may be entitled under the provisions of this Agreement are required to be paid by the Company, and, accordingly, the Authority shall not be liable in any respect to indemnify such entities for fees, charges and other compensation to which they may be entitled and, by acceptance of the trusts hereunder, each entity shall be deemed to have agreed to the foregoing.

      Section 703. Trustee To Give Notice to Bondowners in Event of Default. If a default or Event of Default occurs of which the Trustee is by reason of subsection (h) of Section 701 required to take notice or if notice of default be given as provided in said subsection (h), and such Event of Default shall have continued for two (2) days after the Trustee acquired actual notice thereof (unless such default shall have been cured or waived), then the Trustee shall give notice thereof by mailing written notice thereof to all registered holders of Bonds (as the names and addresses of such holders appear upon the books for registration and transfer of Bonds as kept by the Registrar), the Paying Agent, the Tender Agent and the Remarketing Agent.

      Section 704.  Trustee's Right To Intervene; First Mortgage Bonds.

            (a) In any judicial proceedings to which the Authority is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the Bondowners, the Trustee may intervene on behalf of Bondowners and shall do so if requested in writing by the holders of at least 25% of the aggregate principal amount of Bonds then






outstanding. The rights and obligations of the Trustee under this section are subject to the approval of a court of competent jurisdiction.

            (b) Except as required to effect an assignment to a successor Trustee or as required in Section 207 hereof, the Trustee shall not sell, assign or transfer any First Mortgage Bond, if any, and the Trustee is authorized to enter into an agreement with the Company to such effect, including a consent to the issuance of stop transfer instructions to the First Mortgage Trustee.

            (c) If First Mortgage Bonds shall have been delivered in connection with the Bonds, the Trustee, as a holder of such First Mortgage Bonds, shall attend any meeting of first mortgage bondholders under the First Mortgage as to which it receives due notice. Either at such meeting, or otherwise where consent of holders of First Mortgage Bonds of the Company is sought without a meeting, the Trustee shall vote pursuant to the direction of the Bondowners as provided in Section 904.

      Notwithstanding the foregoing, the Trustee shall not vote as such holder in favor of, or give its consent to, any action which, in the Trustee's opinion, would materially adversely affect the interests of the Bondowners, except upon notification by the Trustee to the Bondowners of such proposal and consent thereto of the holders of at least two-thirds (2/3) in aggregate principal amount of the Bonds then outstanding or, if such proposal would so affect the rights of some but less than all the outstanding Bonds, the consent thereto of the holders of at least two-thirds (2/3) in aggregate principal amount of all Bonds so affected voting as a class.

      Section 705. Successor Trustee Upon Merger, Etc. Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Trustee hereunder and vested with all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further acts, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      Section 706. Resignation of Trustee. A Trustee and any successor Trustee may resign by giving 60 days' written notice by first class mail to the Authority, the Company, the Remarketing Agent, the Paying Agent, the Tender Agent and to each Registered Bondowner then outstanding as shown on the Bond Register, prior to the date specified in such notice when such resignation shall take effect. Such resignation shall take effect only upon the appointment of a successor or temporary Trustee by the Bondowners or by the Authority as hereinafter provided. Such notice to the Authority, the Company, the Remarketing Agent and the Paying Agent may be served personally or sent by registered mail or telegram.

      Section 707. Removal of Trustee. The Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Trustee, the Authority, the Company, the Remarketing Agent, the Tender Agent







and the Paying Agent and signed by the owners of a majority in aggregate principal amount of Bonds then outstanding.

      Section 708. Appointments of Successor Trustee. In case the Trustee hereunder shall resign or be removed, or be dissolved, or shall be in the course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in the case it shall be taken under control of any public officer or officers, or of a receiver appointed by a court, a successor may be appointed by the owners of a majority in aggregate principal amount of Bonds then outstanding, by an instrument or concurrent instruments in writing signed by such owners, or by their attorneys in fact, duly authorized; provided, however, that in case of such vacancy the Company shall forthwith appoint a temporary successor Trustee to fill such vacancy until a successor Trustee shall be appointed by the Bondowners in the manner above provided, and any such temporary successor Trustee as appointed by the Company shall immediately and without further act be superseded by the successor Trustee so appointed by such Bondowners. If no appointment of a successor is made within sixty (60) days after the giving of written notice in accordance with Section 706 or after the occurrence of any other event requiring or authorizing such appointment, the outgoing Trustee or any Bondowner may apply to any court of competent jurisdiction for the appointment of such a successor, and such court may thereupon, after such notice, if any, as such court may deem proper, appoint such successor. Every such successor Trustee and temporary successor Trustee appointed pursuant to the provisions of this section shall be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers having a reported capital and surplus of not less than $25,000,000, subject to supervision or examination by federal or state authority, if there be such an institution willing, qualified and able to accept the trust upon reasonable or customary terms.

      Section 709. Acceptance by Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Authority, the Company, the Remarketing Agent, the Tender Agent and the Paying Agent an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessors; but such predecessor Trustee shall nevertheless, on the written request of the Company, or of its successor, execute and deliver an instrument transferring to such successor Trustee all the estate, properties, rights, powers and trusts, duties and obligations of such predecessor hereunder, and every predecessor Trustee shall deliver all securities and money held by it as Trustee hereunder to its successor. Should any instrument in writing from the Company be required by a successor Trustee for more fully and certainly vesting in such successor the estate, rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company.

      Section 710. Reliance Upon Instruments. The resolutions, opinions, certificates and other instruments provided for in this Agreement may be accepted by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full protection and authority to the Trustee for the withdrawal of cash hereunder, and the taking or omitting to take of any other action under this Agreement.






      Section 711. Former Trustee No Longer Custodian or Paying Agent. Any Trustee which has resigned or been removed shall cease to be custodian of the funds and, if it has been so appointed, Paying Agent or Co-Paying Agent, and the successor Trustee shall become such custodian, and a successor Paying Agent shall be appointed under Section 715.

      Section 712.  Directions From Company; Company May Perform.

            (a) Whenever after a reasonable request by the Company the Authority shall fail, refuse or neglect to give any direction to the Trustee or to require the Trustee to take any other action which the Authority is required to have the Trustee take pursuant to the provisions of this Agreement, the Company instead of the Authority may give any such direction to the Trustee or require the Trustee to take any such action, and the Trustee, upon receipt of proof of delivery of the request to the Authority and unless otherwise instructed by the Authority, is hereby irrevocably empowered and directed to accept such direction from the Company as sufficient for all purposes of this Agreement. The Company shall have the right to cause the Trustee to comply with any of the Trustee's obligations under this Agreement to the same extent that the Authority is empowered so to do.

            (b) The Authority and the Trustee acknowledge that certain actions or failures to act by the Authority under this Agreement may create or result in a default hereunder. The Authority hereby agrees that the Company may perform any and all acts or take such action as may be necessary for and on behalf of the Authority to prevent or correct said default, and the Trustee agrees that it shall take or accept such performance by the Company as performance by the Authority in such event.

      Section 713. Trading in Bonds by Trustee, Tender Agent, Paying Agent, Registrar or Remarketing Agent. The Trustee, the Tender Agent, any paying agent, the Registrar or the Remarketing Agent, in its individual capacity, may in good faith buy, sell, own, hold and deal in any of the Bonds issued hereunder, and may join in any action which any Bondowners may be entitled to take with like effect as if it did not act in any capacity hereunder. The Trustee, the Tender Agent, the Authenticating Agent, any paying agent, the Registrar or the Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Authority or the Company, and may act as depositary, trustee, or agent for any committee or body of Bondowners secured hereby or other obligation of the Authority as freely as if it did not act in any capacity hereunder.

      Section 714.  Appointment and Duties of Paying Agent.

            (a) The Company shall appoint the Paying Agent for the Bonds and may at any time or from time to time appoint one or more Co-Paying Agents for the Bonds, subject to the conditions set forth in Section 715. The Paying Agent and each Co-Paying Agent shall designate its Principal Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Company, the Authority, the Trustee and the Remarketing Agent under which such Paying Agent or Co-Paying Agent will agree, particularly:








                  (i) to hold all sums held by it for the payment of the principal of and premium, if any, or interest on Bonds in trust for the benefit of the Bondowners until such sums shall be paid to such Bondowners or otherwise disposed of as herein provided;

                  (ii) to notify the Trustee promptly in the event the Company has failed to make a timely payment to the Debt Service Fund for the payment of interest, premium, if any, or principal due on any of the Bonds;

                  (iii) to keep such books and records as shall be consistent with prudent industry practice, to make such books and records available for inspection by the Authority, the Trustee and the Company at all reasonable times, and, in the case of a Co-Paying Agent, to promptly furnish copies of such books and records to the Paying Agent; and

                  (iv) in the case of a Co-Paying agent, upon the request of the Paying Agent, to forthwith deliver to the Paying Agent all sums so held in trust by such Co-Paying Agent.

            (b) The Authority shall, at the expense of the Company, cooperate with the Trustee and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby funds will be made available for the payment when due of the Bonds as presented at the Principal Offices of the Paying Agent and the Co-Paying Agents.

            (c) The Paying Agent and Tender Agent shall always be the same corporation.

      Section 715.  Qualification of Paying Agent.

            (a) The Paying Agent and any Co-Paying Agent shall be a corporation duly organized under the laws of the United States of America or any state or territory thereof, having a combined capital stock, surplus and undivided profits of at least $30,000,000 and authorized by law to perform all the duties imposed upon it by this Agreement. As long as the Bonds are rated by Moody's, any successor Paying Agent or Co-Paying Agent shall be a bank or trust company or other person whose debt obligations shall be rated Baa3/P3 or higher by Moody's or be otherwise acceptable to Moody's. The Paying Agent and any Co-Paying Agent may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days' notice to the Authority, the Company, the Remarketing Agent and the Trustee. The Paying Agent and Co-Paying Agent may be removed at any time, at the direction of the Company, by an instrument signed by an Authorized Officer of the Company, filed with the Paying Agent or such Co-Paying Agent, as the case may be, and with the Authority, the Trustee and the Remarketing Agent.

            (b) In the event of the resignation or removal of the Paying Agent or any Co-Paying Agent, the Paying Agent or such Co-Paying Agent, as the case may be, shall pay over, assign and deliver any moneys held by it in such capacity to its successor or, if there be no successor, to the Trustee.

            (c) In the event that the Company shall fail to appoint a Paying Agent hereunder, or in the event that the Paying Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Paying Agent shall be taken under the control of any state or federal court or






administrative body because of bankruptcy or insolvency, or for any other reason, and the Company shall not have appointed its successor as Paying Agent, the Trustee shall ipso facto be deemed to be the Paying Agent for all purposes of this Agreement until the appointment by the Company of the Paying Agent or successor Paying Agent, as the case may be.

      Section 716.  Appointment and Duties of Tender Agent.

            (a) Prior to the first remarketing of the Bonds pursuant to this Agreement the Company shall appoint the Tender Agent for the Bonds, subject to the conditions set forth in Section 717. The Tender Agent shall be the same corporation as the Paying Agent. The Tender Agent shall designate its Principal Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Authority, the Trustee, the Remarketing Agent and the Company under which the Tender Agent will agree, particularly:

                  (i) to deliver to the Company and the Remarketing Agent a copy of each notice delivered to it in accordance with Section 302;

                  (ii) to hold all Bonds delivered to it for purchase hereunder by the Tender Agent as agent and bailee of, and in escrow for the benefit of, the respective Bondowners which shall have so delivered such Bonds until moneys representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such Bondowners;

                  (iii) to hold all moneys, other than moneys delivered to it hereunder by the Company for the purchase of Bonds, delivered to it hereunder for the purchase of Bonds as agent and bailee of, and in escrow for the benefit of the person or entity which shall have so delivered such moneys until Bonds purchased with such moneys shall have been delivered to or for the account of such person or entity;

                  (iv) to hold all moneys delivered to it hereunder by the Company for the purchase of Bonds as agent and bailee of, and in escrow for the benefit of, the Bondowners who shall deliver Bonds to it for purchase until the Bonds purchased with such moneys shall have been delivered to or for the account of the Company; provided, however, that if the Bonds shall at any time become due and payable and written notice thereof be furnished by the Paying Agent to the Tender Agent, the Tender Agent shall deliver such moneys other than amounts held for the benefit of Bondowners whose Bonds have been deemed purchased to the Trustee or the Paying Agent, as the case may be, for deposit into the Debt Service Fund; and

                  (v) to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Authority, the Trustee, the Remarketing Agent and the Company.

            (b) The Company shall cooperate with the Trustee, the Registrar, the Tender Agent, the Remarketing Agent and the Authority to cause the necessary arrangements to be made and to be thereafter continued whereby funds from the sources specified herein will be made available for the purchase of Bonds presented at the Principal Office of the Tender Agent, and otherwise to enable the Tender Agent to carry out its duties hereunder.






      Section 717.  Qualification of Tender Agent.

            (a) The Tender Agent shall be a corporation duly organized under the laws of the United States of America or any state or territory thereof, having a combined capital stock, surplus and undivided profits of at least $30,000,000 and authorized by law to perform all the duties imposed upon it by this Agreement. As long as the Bonds are rated by Moody's any successor Tender Agent shall be a bank or trust company or other person whose debt obligations shall be rated Baa3/P3 or higher by Moody's or be otherwise acceptable to Moody's. The Tender Agent may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days' notice to the Authority, the Trustee, the Remarketing Agent, and the Company, provided that such resignation shall not take effect until the appointment of a successor by the Company. The Tender Agent may be removed at any time by the Company, by an instrument, signed by an Authorized Officer of the Company, filed with the Tender Agent, the Authority, the Trustee and the Remarketing Agreement.

            (b) In the event of the resignation or removal of the Tender Agent, the Tender Agent shall deliver any Bonds and moneys held by it in such capacity to its successor. Upon any such resignation, the Company shall promptly appoint a successor Tender Agent.

            (c) In the event that the Company shall fail to appoint a Tender Agent hereunder, or in the event that the Tender Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Tender Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Company shall not have appointed a successor as Tender Agent, the Trustee shall ipso facto be deemed to be the Tender Agent for all purposes of this Agreement until the appointment by the Company of the Tender Agent or successor Tender Agent, as the case may be.

      Section 718.  Appointment and Duties of Remarketing Agent.

            (a) Prior to the first remarketing of the Bonds pursuant to this Agreement the Company shall appoint the Remarketing Agent for the Bonds, subject to the conditions set forth in Section 719. The Remarketing Agent shall designate its Principal Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Authority, the Trustee, the Paying Agent, the Tender Agent and the Company under which the Remarketing Agent will agree, particularly:

                  (i) to hold all Bonds delivered to it for purchase pursuant to Section 302(a) as agent and bailee of, and in escrow for the benefit of the person or entity which shall have so delivered such Bonds until moneys representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such person or entity;

                  (ii) to hold all moneys, other than moneys delivered to it by the Company for the purchase of Bonds, delivered to it hereunder for the purchase of Bonds as agent and bailee of, and in escrow for the benefit of, the person or entity which shall have so delivered such moneys until the Bonds







purchased with such moneys shall have been delivered to or for the account of such person or entity;

                  (iii) to hold all moneys delivered to it hereunder by the Company for the purchase of Bonds as agent and bailee of, and in escrow for the benefit of, the Bondowners who shall deliver Bonds to it for purchase until the Bonds purchased with such moneys shall have been delivered to or for the account of the Company; provided, however, that if the Bonds shall at any time become due and payable, the Remarketing Agent shall cause such moneys to be deposited into the Bond Payment Fund; and

                  (iv) to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Authority, the Trustee, the Tender Agent and the Company at all reasonable times.

            (b) The Authority, at the expense of the Company, and the Company shall cooperate with the Trustee, the Registrar, the Paying Agent, and the Remarketing Agent to cause the necessary arrangements to be made and to be thereafter continued whereby Bonds, executed by the Authority and authenticated by the Paying Agent, shall be made available to the Remarketing Agent to the extent necessary for delivery pursuant to Section 314, and to otherwise enable the Remarketing Agent to carry out its duties hereunder.

      Section 719.  Qualifications of Remarketing Agent.

            (a) The Remarketing Agent shall be a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $30,000,000 and authorized by law to perform all the duties imposed upon it by this Agreement. The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days' notice to the Authority, the Trustee, the Paying Agent, the Tender Agent and the Company. The Remarketing Agent may be removed at any time by the Company, by an instrument, signed by an Authorized Officer of the Company, filed with the Remarketing Agent, the Authority, the Trustee, the Tender Agent and the Paying Agent.

            (b) In the event of the resignation or removal of the Remarketing Agent, the Remarketing Agent shall pay over, assign and deliver any moneys and Bonds held by it in such capacity to its successor or, if there be no successor, to the Paying Agent.

            (c) In the event that the Company shall fail to appoint a Remarketing Agent hereunder, or in the event that the Remarketing Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Remarketing Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Company shall not have appointed its successor as Remarketing Agent, the Paying Agent, notwithstanding the provisions of Subsection 719(a), shall ipso facto be deemed to be the Remarketing Agent for all purposes of this Agreement until the appointment by the Company of the Remarketing Agent or successor Remarketing Agent, as the case may be; provided, however, that the Paying Agent, in its capacity as Remarketing Agent, shall not be required to remarket Bonds pursuant to Section 314 or determine the interest rate on the Bonds pursuant to Section 301.






      Section 720.  Appointment and Duties of Registrar.

            (a) The Company shall appoint the Registrar for the Bonds, subject to the conditions set forth in Section 721. The Registrar shall designate its Principal Office and signify its acceptance of the duties imposed upon it hereunder by a written instrument of acceptance delivered to the Company, the Authority, the Trustee and the Remarketing Agent under which such Registrar will agree, particularly, to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Authority, the Trustee, the Paying Agent, the Remarketing Agent and the Company at all reasonable times.

            (b) The Authority, at the expense of the Company, and the Company shall cooperate with the Trustee and the Paying Agent to cause the necessary arrangements to be made and to be thereafter continued whereby Bonds, executed by the Authority and authenticated by the Paying Agent, shall be made available for exchange, registration and registration of transfer at the Principal Office of the Registrar. The Authority, at the expense of the Company, and the Company shall cooperate with the Trustee, the Paying Agent, the Registrar and the Remarketing Agent to cause the necessary arrangements to be made and thereafter continued whereby the Paying Agent, any Co-Paying Agent and the Remarketing Agent shall be furnished such records and other information at such times, as shall be required to enable the Paying Agent, such Co-Paying Agent and the Remarketing Agent to perform the duties and obligations imposed upon them hereunder.

      Section 721.  Qualifications for Registrar.

            (a) The Registrar shall be a corporation duly organized under the laws of the United States of America or any state or territory thereof, having a combined capital stock, surplus and undivided profits of at least $30,000,000 and authorized by law to perform all the duties imposed upon it by this Agreement. The Registrar may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days' notice to the Authority, the Trustee and the Company. The Registrar may be removed at any time by the Company, by an instrument signed by an Authorized Officer of the Company, filed with the Authority, the Registrar, the Paying Agent, the Remarketing Agent and the Trustee.

            (b) In the event of the resignation or removal of the Registrar, the Registrar shall deliver any bonds held by it in such capacity to its successor or, if there be no successor, to the Trustee.

            (c) In the event that the Company shall fail to appoint a Registrar hereunder, or in the event that the Registrar shall resign or be removed, or be dissolved, or if the property or affairs of the Registrar shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Company shall not have appointed its successor as Registrar, the Trustee shall ipso facto be deemed to be the Registrar for all purposes of this Agreement until the appointment by the Company of the Registrar or successor Registrar, as the case may be.

      Section 722. Entities Serving in More Than One Capacity. Anything in this Agreement to the contrary notwithstanding, the same entity may serve






hereunder as the Trustee, the Paying Agent or a Co-Paying Agent, the Registrar, the Tender Agent and the Remarketing Agent and in any other combination of such capacities, to the extent permitted by law.


             ARTICLE VIII:  SECURITY FOR AND INVESTMENT OF MONEY.

      Section 801. All Money Held In Trust. All money from time to time received by the Trustee or the Paying Agent and held any fund created under this Agreement, or otherwise, shall be held in trust by the Trustee and the Paying Agent, as the case may be, for the benefit of the holders from time to time of the Bonds entitled to be paid therefrom, subject to the provisions of
Section 303.

      Section 802.  Permitted Investments.

            (a) Money on deposit to the credit of the Construction Fund or the Debt Service Fund may be retained uninvested and on deposit in fully secured demand deposit accounts as trust funds, but upon written direction (or telephonic direction promptly confirmed in writing) of an Authorized Officer of the Company, or a designee thereof, or if the Company is in default under this Agreement, an Officer's Certificate, from time to time so directing, such money shall be invested in Permitted Investments, maturing or marketable prior to the maturities thereof, at such time or times as to enable disbursements to be made from the Construction Fund or the Debt Service Fund.

            (b) For the purpose of determining the amount of money in each Fund, the securities therein shall be valued at their cost or market, whichever is lower. The interest, including realized discount, if any, on securities purchased, received on all such securities (after deduction for accrued interest and premium paid from such Fund at the time of purchase) shall be deposited to the Fund of which such securities are a part. Neither the Trustee nor the Paying Agent shall be liable or responsible for any loss resulting from any such investment as herein authorized. If at any time it shall become necessary that some or all of the securities purchased with the money in such Fund be redeemed or sold in order to raise money necessary to comply with the provisions of this Agreement, the Trustee or the Paying Agent, as the case may be, shall, without further authorization than is hereby contained, effect such redemption or sale, employing, in the case of a sale, any commercially reasonable method of effecting the same.

      Section 803. Balance After Bonds Have Been Paid. Any balance in any of the Funds created under this Agreement or otherwise held by the Trustee or the Paying Agent after all the Bonds issued hereunder and secured hereby have been paid in full, or provision for payment in full thereof have been made, and all amounts due to the Trustee and the Paying Agent, the Remarketing Agent, the Tender Agent and the Authority have been paid, shall be paid over to the Company upon such indemnification, if any, as the Authority, the Paying Agent, the Remarketing Agent, the Tender Agent or the Trustee may reasonably require. Should the holders of any Bonds fail or neglect to present their Bonds for payment within one year from the date such Bonds become due and payable, whether by redemption or at maturity, the Trustee or the Paying Agent, as the case may be, shall, at the end of such period, remit to the Company in trust for the holders of the Bonds the money then held for such Bonds; and the







holders of such Bonds shall thereafter have recourse only to the Company for payment therefor.


                      ARTICLE IX:  DEFAULT AND REMEDIES.

      Section 901. Events of Default. An "Event of Default" in this Agreement means any one of the events set forth below and "default" means any Event of Default without regard to any lapse of time or notice.

            (a) Debt Service on Bonds; Required Purchase. Any principal of, premium, if any, or interest on any Bond shall not be paid when due, whether at maturity, by acceleration, upon redemption or otherwise or any purchase price for Bonds shall not be paid, as provided in Sections 301, 303, 311 or 313.

            (b) First Mortgage Bonds. First Mortgage Bonds shall have been delivered in connection with the Bonds and a "default" as defined in Section
12.01 of the First Mortgage shall have occurred and be continuing.

            (c) Other Obligations. The Company or the Authority shall fail to observe and perform any covenant, condition, agreement or provisions (other than as specified in clause (a) of this Section 901) contained in the Bonds or in this Agreement on the part of the Company or the Authority to be observed or performed, which failure shall continue for a period of ninety (90) days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Company and the Authority by the Trustee, which may give such notice in its discretion and shall give such notice at the written request of Bondowners of not less than 25% in principal amount of the Bonds then outstanding, unless the Trustee and Bondowners of a principal amount of Bonds not less than the principal amount of the Bonds the Bondowners of which requested such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided however, that the Trustee and the Bondowners of such principal amount of Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Authority or the Company on behalf of the Authority within such period and is being diligently pursued.

            (d) Appointment of Receiver. A trustee, receiver, custodian or similar official or agent shall be appointed for the Company or for any substantial part of its property and such trustee or receiver shall not be discharged within sixty (60) days.

            (e) Voluntary Bankruptcy. The Company shall commence a voluntary case under the federal bankruptcy laws, or shall make an assignment for the benefit of creditors, or shall apply for, consent to or acquiesce in the appointment of, or taking possession by, a trustee, receiver, custodian or similar official or agent for itself or any substantial part of its property.

            (f) Involuntary Bankruptcy. The Company shall have an order or decree for relief in an involuntary case under the federal bankruptcy laws entered against it, or a petition seeking reorganization, readjustment, arrangement, composition, or other similar relief as to it under the federal bankruptcy laws or any similar law for the relief of debtors shall be brought







against it and shall be consented to by it or shall remain undismissed for sixty (60) days.

      Upon the occurrence and continuance of any Event of Default described in clauses (a), (b), (c) or (d) of the preceding paragraph and further upon the condition that if any First Mortgage Bonds shall have been delivered, and all First Mortgage Bonds outstanding under the First Mortgage shall have become immediately due and payable in accordance with the terms of the First Mortgage, the Trustee may, and at the written request of Bondowners of not less than 25% in principal amount of Bonds then outstanding shall, by written notice to the Authority and to the Company declare the Bonds to be immediately due and payable, whereupon, and upon the occurrence of an Event of Default as specified in clauses (e) and (f) of the preceding paragraph without any further notice or action by the Trustee or the Authority, the Bonds shall, without further action, become and be immediately due and payable, anything in this Agreement or the Bonds to the contrary notwithstanding, and the Trustee shall give notice of acceleration to the Authority, the Paying Agent, the Tender Agent and the Remarketing Agent, and shall give notice thereof by mail to the Bondowners.

      The provisions of the preceding paragraph, however, are subject to the condition that if, after the principal of the Bonds shall have been so declared to be due and payable, and before any judgment or decree for the payment of moneys due shall have been obtained or entered as hereinafter provided, the Company or the Authority shall cause to be deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all Bonds and the principal of any and all Bonds which shall have become due otherwise than by reason of such declaration (with interest upon such principal at the rate per annum specified herein) and such amounts as shall be sufficient to cover reasonable compensation and reimbursement of expenses payable to the Trustee and the Paying Agent, and all Events of Default hereunder other than nonpayment of the principal of Bonds which shall have become due by said declaration shall have been remedied, then, in every such case, such Event of Default shall be deemed waived and such declaration and its consequences rescinded and annulled, and the Trustee shall promptly give written notice of such waiver, rescission or annulment to the Authority, the Company, the Paying Agent, the Tender Agent and the Remarketing Agent, and shall give notice thereof to the Bondowners; but no such waiver, rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon; provided however that if any First Mortgage Bonds shall have been delivered in connection with the Bonds, any waiver of a "default" under the First Mortgage and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event of Default under this Agreement and a rescission and annulment of the consequences thereof, and the Trustee shall promptly give written notice of such waiver, rescission and annulment to the Authority and the Company, and notice to the Bondowners in the same manner as a notice of redemption under
Section 303; but no such waiver, rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right or remedy consequent thereon.

      Section 902. Trustee May Institute Suits. Upon the happening of any Event of Default, the Trustee shall have the power to, but unless requested in writing by the holders of 25% in aggregate principal amount of the Bonds then outstanding and furnished with satisfactory security and indemnity shall be






under no obligation to, institute and maintain such suits and proceedings as it may be advised by Counsel shall be necessary or expedient to prevent any impairment of the security under this Agreement and such suits and proceedings as the Trustee may be advised by Counsel shall be necessary or expedient to preserve or protect its interests and the interests of the Bondowners.

      Section 903.  Remedies on Events of Default.

            (a) Upon the occurrence of an Event of Default and the giving of satisfactory indemnification under Section 701, the Trustee may proceed to pursue any available remedy to enforce the payment of the principal of, premium, if any, and interest on the Bonds then outstanding, including, without limitation, mandamus and as the holder of First Mortgage Bonds, if any.

            (b) Upon the happening and continuance of any Event of Default, then and in every case the Trustee may proceed, and upon the written request of the holders of not less than 25% in aggregate principal amount of the Bonds then outstanding and the giving of satisfactory indemnification under Section 701 shall proceed, to protect and enforce its rights, and by suits, actions or special proceedings in equity or at law, or by proceedings in the office of any board or officer having jurisdiction, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted herein or for the enforcement of any legal or equitable right or remedy as the Trustee, being advised by Counsel, shall deem most effectual to protect and enforce such rights or to perform any of its duties under this Agreement.

            (c) If an Event of Default shall have occurred, and if requested to do so by the holders of not less than 25% in aggregate principal amount of the Bonds then outstanding and satisfactorily indemnified, the Trustee shall be obligated to exercise such one or more of the rights and powers conferred by this section and by Section 902 and 905 as the Trustee, being advised by Counsel, shall deem most expedient in the interest of the Bondowners.

            (d) No remedy by the terms of this Agreement conferred upon or reserved to the Trustee (or to the Bondowners) is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Bondowners hereunder or now or hereafter existing by law.

            (e) No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or Event of Default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

            (f) No waiver of any default or Event of Default hereunder, whether by the Trustee or by the Bondowners, shall extend to or shall affect any subsequent default or Event of Default or shall impair any rights or remedies consequent thereon.

      Section 904. Bondowners To Direct Trustee. Anything in this Agreement to the contrary notwithstanding, the holders of a majority in aggregate principal amount of Bonds then outstanding shall have the right, at any time,






by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Agreement or for the appointment of a receiver or any other proceedings hereunder; provided, however, that such direction shall not be otherwise than in accordance with the provisions of law or of this Agreement and shall not, in the opinion of the Trustee, unduly prejudice the rights of Bondowners who are not in such majority. The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in aggregate principal amount of the Bonds.

      Section 905. Receiver for the Revenues of the Authority From the Project. Upon the occurrence of an Event of Default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondowners, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the Revenues of the Authority from the Project, pending such proceedings, with such powers as the court making such appointment shall confer, to the extent permitted by law.

      Section 906. Application of Moneys. All money received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall be applied first to the payment of the costs and expenses of the proceedings resulting in the collection of such money and of the Administrative Expenses, liabilities and advances incurred or made by the Trustee, the Paying Agent, the Registrar or the Authority hereunder except as a result of its gross negligence or willful misconduct. The balance of such money, after providing for the foregoing, shall be deposited by the Trustee in the Debt Service Fund and all money in the Debt Service Fund shall be applied as follows:

            (a) Unless the principal of all the Bonds shall have become or shall have been declared due and payable, all such money shall be applied:

            FIRST: To the payment to the persons entitled thereto of all installments of interest then due on the Bonds, in the order of maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or privilege; and

            SECOND: To the payment to the persons entitled thereto of the unpaid principal of and premium, if any, on any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which money is held pursuant to the provisions of this Agreement), in the order of their due dates, with interest on such Bonds at the rate provided in Section 910 from the respective dates upon which they become due, and if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment, ratably, according to the amount of principal of, and premium, if any, due on such date, to the persons entitled thereto without any discrimination or privilege.








            (b) If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such money shall be applied to the payment of the principal, premium, if any, and interest then due and unpaid upon the Bonds, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal, premium, if any, and interest to the persons entitled thereto without discrimination or privilege.

            (c) If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of Section 910, then subject to the provisions of paragraph (b) of this Section in the event that the principal of all the Bonds shall later become due or be declared due and payable, the money shall be applied in accordance with the provisions of paragraph (a) of this Section.

            (d) Whenever money is to be applied pursuant to the provisions of this section, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such money available for application and the likelihood of additional money becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which shall be an interest payment date unless it shall deem another date more suitable) upon which such application is to be made, and upon such date interest on the amounts of principal to be paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such money and of the fixing of any such date, and shall not be required to make payment to the holder of any Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

            (e) Whenever all the Bonds and interest thereon have been paid under the provisions of this Section 906 and all expenses and charges of the Trustee and the Authority have been paid, any balance remaining in the Debt Service Fund shall be paid as provided in Section 803.

      Section 907. Trustee as Representative of the Bondowners. All rights of action (including the right to file proofs of claim under this Agreement or under any of the Bonds) may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceedings relating thereto, and any such suit or proceedings instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any Bondowners. Any recovery of judgment shall be for the equal and ratable benefit of the Bondowners.

      Section 908.  Enforcement by Bondowners.

            (a) No Bondowners shall have any right to institute any suit, action or proceeding for the enforcement of any covenant or provisions of this Agreement or for the appointment of a receiver or any other remedy thereunder, unless (i) a default has occurred of which the Trustee has been notified as provided in subsection (h) of Section 701, or of which by said subsection it is deemed to have notice; (ii) such default shall have become an Event of Default; (iii) the holders of not less than 25% in aggregate principal amount






of Bonds then outstanding shall have made written request to the Trustee and shall have offered reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in the Trustee's name and shall have offered to the Trustee security or indemnity as provided in Section 701; and (iv) the Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name. Such notification, request and offer of security or indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Agreement, and to any action or cause of action for the enforcement of this Agreement, or for the appointment of a receiver or for any other remedy hereunder, it being understood and intended that no one or more holders of the Bonds shall have any right in any manner whatsoever to enforce any right hereunder except in the manner herein provided, and that all proceedings shall be instituted and maintained in the manner herein provided and for the equal and ratable benefit of the holders of all Bonds then outstanding.

            (b) Nothing in this Agreement contained shall, however, affect or impair any right to enforcement otherwise conferred on any Bondowner by law or the right of any Bondowner to enforce the payment of the principal of, premium, if any, and interest on any Bond at and after the maturity thereof, or the obligation of the Authority to pay the principal of, premium, if any, and interest on each of the Bonds issued hereunder to the respective holders thereof at the time, place, and the source and in the manner in said Bonds and this Agreement expressed.

      Section 909. Rights To Continue. In case the Trustee shall have proceeded to enforce any right under this Agreement by the appointment of a receiver or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case the Authority, the Trustee and the Bondowners shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

      Section 910. Waivers of Default. To the extent not precluded by law the Trustee may, in its discretion, waive any default or Event of Default hereunder and its consequences and rescind any declaration of maturity of principal, and shall do so upon the written request of the holders of not less than a majority in aggregate principal amount of all the Bonds then outstanding; provided, however, that there shall not be waived (a) any Event of Default in the payment of the principal, if any, of any Outstanding Bonds at the date of maturity specified therein or the date fixed for redemption thereof, (b) any default or Event of Default in the payment when due of interest on any such Bonds, or (c) any Event of Default in the payment of the purchase price of the Bonds at the date fixed for the purchase thereof unless prior to such waiver or rescission, all arrears of interest, and all arrears of payment of principal or purchase price then due, as the case may be, together with interest (to the extent permitted by law), at the rate per annum borne by any of the Bonds, on overdue principal, purchase price and interest, and all Administrative Expenses of the Trustee, the Paying Agent, and the Remarketing Agent in connection with such default shall have been paid or provided for, and in case of any such waiver or rescission, then and in every such case the Authority, the Trustee and the Bondowners shall be restored to






their former positions and rights hereunder, respectively, but no such waiver or rescission shall extend to any subsequent or other default, or impair any right consequent thereon.

      Section 911. Agreement To Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Agreement or the First Mortgage if any First Mortgage Bonds shall have been delivered to the Trustee and the Authority should employ attorneys or incur other expenses for the collection of any amounts due from the Company hereunder or the enforcement of performance or observance of any obligation or agreement of the Company herein contained, the Company agrees that it will on demand therefor pay to the Authority the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Authority.

      Section 912. Remedies in Article IX in Addition to Remedies in the First Mortgage. The remedies conferred in this Article shall be in addition to any remedies available to the Trustee as holder of the First Mortgage Bonds, if any, under the First Mortgage.


                          ARTICLE X:  THE BONDOWNERS.

      Section 1001.  Action by Bondowners.

            (a) Any request, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Bondowners may be contained in and evidenced by one or more writings of substantially the same tenor signed by the requisite number of Bondowners or their attorneys duly appointed in writing. Proof of the execution of any such instrument, or of an instrument appointing any such attorney, shall be sufficient for any purpose of this Agreement (except as otherwise herein expressly provided) if made as provided in this section, but the Authority or the Trustee may nevertheless in its discretion require further or other proof in cases where it deems the same desirable.

            (b) The fact and date of the execution by any Bondowner or his or her attorney of such instrument may be proved by the certificate, which need not be acknowledged or verified, of an officer of a bank or trust company satisfactory to the Authority or to the Trustee or of any notary public or other officer authorized to take acknowledgements of deeds to be recorded in the state in which he purports to act, that the person signing such request or other instrument acknowledged to him or her the execution thereof, or by an affidavit of a witness of such execution, duly sworn to before such notary public or other officer. The authority of the person or persons executing any such instrument on behalf of a corporate Bondowner may be established without further proof if such instrument is signed by a person purporting to be the president or a vice president of such corporation with a corporate seal affixed and attested by a person purporting to be its clerk or secretary or an assistant clerk or secretary.

      Section 1002. Ownership of Bonds. The ownership of Bonds and the amount, numbers and other identification, and date of holding the same shall be proved by the registry books for the Bonds maintained by the Paying Agent.








                     ARTICLE XI:  SUPPLEMENTAL AGREEMENTS.

      Section 1101. Supplemental Agreements Without Consent or Notice to Bondowners. The Authority, the Company and the Trustee may without the consent of, or notice to, any of the Bondowners, enter into an agreement or agreements supplemental to this Agreement for any one or more of the following purposes:

            (a) To add to the covenants and agreements of the Authority or the Company contained in this Agreement other covenants and agreements thereafter to be observed, and to surrender any right or power herein reserved to or conferred upon the Authority or the Company.

            (b) To modify any of the provisions of this Agreement or release the Authority from any of the obligations, conditions, or restrictions herein contained; provided that no such modification or release shall be or become operative or effective which shall in any manner impair any of the rights of the Bondowners or the Trustee; and provided further, that the Trustee may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative.

            (c) To cure any ambiguity or to cure, correct, or supplement any defect or inconsistent provision contained in this Agreement or in any supplemental agreement in a manner which, in the opinion of bond counsel of nationally recognized standing, is not adverse to the interest of the Bondowners.

            (d) To make such provision in regard to matters or questions arising under this Agreement as may be necessary or desirable and not inconsistent with this Agreement and not, in the opinion of bond counsel of nationally recognized standing, adverse to the interests of the Bondowners.

            (e) To comply with the requirements of the Trust Indenture Act of 1939, as from time to time amended.

            (f) To change the method of determining any interest rate or Interest Rate Period in a manner not to the prejudice of the Trustee or the Bondowners.

            (g) To change the conversion notice periods and related purchase procedures in a manner not to the prejudice of the Trustee or the owners of the Bonds.

            (h) To make any change which is required by Moody's, Duff & Phelps or S&P in order to obtain or maintain a rating of the Bonds.

            (i) To make any other change which, in the opinion of bond counsel of nationally recognized standing, does not materially adversely affect the rights of the Authority or any Bondowner.











      Section 1102. Supplemental Agreements With Consent of Majority of Bondowners.

            (a) Exclusive of supplemental agreements covered by Section 1101 and subject to the terms and provisions contained in this Section 1102, and not otherwise, the holders of not less than a majority in aggregate principal amount of the Bonds then outstanding shall have the right, from time to time, anything contained in this Agreement to the contrary notwithstanding, to consent to and approve the execution by the Company, the Authority and the Trustee of such other agreement or agreements supplemental hereto as shall be deemed necessary and desirable by the Company for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Agreement or in any supplemental agreement; provided, however that nothing in this Agreement contained shall permit, or be construed as permitting without the consent of the holders of all the Bonds then outstanding affected thereby (i) an extension of the maturity of the principal of or premium, if any, or the interest on or redemption date of any Bond issued hereunder, or a change in the terms of the purchase of Bonds delivered pursuant to Section 302, (ii) a reduction in the principal or premium thereon, or a change in the method of determining the rate of interest thereon, (iii) a privilege or priority of any Bond or Bonds over any other Bond or Bonds, (iv) a reduction in the aggregate principal amount of the Bonds required for consent to such modification, amendment or supplemental agreement, or (v) impairment of the exclusion from federal income taxation of interest on any of the outstanding Bonds.

            (b) If at any time the Authority or the Company shall request the Trustee to enter into such supplemental agreement for any of the purposes of this Section 1102, the Trustee shall, upon being satisfactorily indemnified with respect to expense, cause notice of the proposed execution of such supplemental agreement to be given in the manner set forth in Section 303 and shall give notice to the Remarketing Agent of the proposed execution of such supplemental agreement. Such notice shall briefly set forth the nature of the proposed supplemental agreement and shall state that copies thereof are on file at the designated office of the Trustee for inspection by all Bondowners. If, within sixty (60) days or such longer period as shall be prescribed by the Company following the giving of such notice, the holders of not less than a majority in aggregate principal amount of the Bonds outstanding shall have consented to and approved the execution thereof as herein provided, no holder of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the adoption thereof, or to enjoin or restrain the Trustee, the Company or the Authority from taking any action pursuant to the provision thereof. Upon the execution of any such supplemental agreement as in this
Section 1102 permitted and provided, this Agreement shall be and be deemed to be modified and amended in accordance therewith.

      Section 1103. Consents by Trustee, Tender Agent, Etc. Anything herein to the contrary notwithstanding, a supplemental agreement under this Article XI which affects any rights or duties of the Trustee, the Tender Agent, the Paying Agent or Co-Paying Agent, the Registrar or the Remarketing Agent shall not become effective unless and until the Trustee, Tender Agent, Paying Agent or Co-Paying Agent, Registrar or Remarketing agent, as the case may be, shall have consented in writing to the execution of such supplemental agreement.







      Section 1104. Notice of Amendments to Rating Agencies. Notice of any amendment to this Agreement shall be sent by the Trustee to Moody's, if the Bonds are then rated by Moody's, to S&P, if the Bonds are then rated by S&P, and to any other rating agency if the Bonds are, at the request of the Company, rated by such rating agency, at their respective addresses furnished by such rating agency to the Trustee.


                         ARTICLE XII:  MISCELLANEOUS.

      Section 1201.  Notices.
(a) All notices, certificates, requests, complaints, demands, consents and other communications hereunder shall be deemed sufficiently given or filed for all purposes of this Agreement if and when sent by registered mail, return receipt requested: to the Authority, if addressed to the Polk County Industrial Development Authority, P.O. Box 9005, Drawer AT01, 330 West Church Street, Bartow, Florida 33831-9005; Attention: Chairman; to the Company, if addressed to Tampa Electric Company, Post Office Box 111, Tampa, Florida 33601, Attention: Corporate Secretary; to the Trustee, if addressed to The Bank of New York, Towermarc Plaza, 10161 Centurion Parkway, Jacksonville, Florida 32256, Attention: Corporate Trust Department; to the Paying Agent and Tender Agent, if addressed to The Bank of New York, 101 Barclay Street, 7th Floor, New York, New York 10286, Attention: Fiscal Agencies Department; or, as to all of the foregoing, to such other address as the addressee shall have indicated by prior written notice to the one giving notice. All notices to a Bondowner shall be in writing and shall be deemed sufficiently given if sent by mail, postage prepaid, to the Bondowner at the address shown on the registration books for the Bonds maintained by the Paying Agent. A Bondowner may direct the Paying Agent to change its address as shown on the registration books by written notice to the Paying Agent.

            (b) Notice hereunder may be waived prospectively or retrospectively by the person entitled to the notice, but no waiver shall affect any notice requirement as to other persons.

            (c) All documents received by the Trustee under the provisions of this Agreement, or photographic copies thereof, shall be retained in its possession until this Agreement shall be released under the provision of this Agreement, subject at all reasonable times to the inspection of the Authority, the Company, any Bondowner and any agent or representative thereof.

      Section 1202. Successors and Assigns. The rights and obligations of the parties to this Agreement shall inure to their respective successors and assigns.

      Section 1203. Agreement Not for the Benefit of Other Parties. Except as otherwise expressly provided herein, this Agreement is not intended for the benefit of and shall not be construed to create rights in parties other than the Company, the Authority, the Trustee and the Bondowners.

      Section 1204. No Recourse Against Authority. No recourse under or upon any obligations, covenants or agreement of this Agreement, or of any Bond, or in any way based thereon or otherwise in respect thereof, shall be had against any past, present or future member or officer, as such, of the Authority or any successor body politic, either directly or through the Authority, whether






by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being hereby expressly waived and released as a conclusion of and as consideration for, the execution of this Agreement and the issue of the Bonds.

      Section 1205.  Payments Due, Conversion Dates or Notices on Nonbusiness
Days.
            (a) If the date for any payment on the Bonds at a place of payment shall be other than a Business Day, then payment shall be made on the next succeeding Business Day, and no interest shall accrue for the intervening period other than as specifically provided for herein. If any Conversion Date is other than a Business Day, then actions, other than the giving of notices, required to be taken under Article III on any such date with respect to the tender of Bonds, the placement of Bonds and the purchase of Bonds shall not be taken on that date but shall be taken on the next succeeding Business Day with the same force and effect as if made on such Conversion Date, and, in the case of any purchase and placement of Bonds that takes place on that next succeeding Business Day, interest on those Bonds shall accrue for the benefit of the new Bondowner from the Conversion Date.

            (b) In the event any date required for the giving of any notice under this Agreement (including without limitation any notice of Bondowner election and surrender of Bonds) is not a Business Day, such notice shall be given on the next preceding Business Day.

      Section 1206. Severability. In the event that any provision of this Agreement shall be held to be invalid in any circumstance, such invalidity shall not affect any other provisions or circumstances.

      Section 1207. Counterparts. This Agreement may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original, but such counterparts together shall constitute one and the same instrument.

      Section 1208. Captions. The captions and table of contents of this Agreement are for convenience only and shall not affect the construction hereof.

      Section 1209. Florida Law to Govern. This Agreement and each Bond shall be deemed to be a contract made under the laws of the State and for all purposes shall be construed in accordance with the laws of the State.

      Section 1210. Time. All references to time of day in this Agreement are references to New York, New York time.

















      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal all as of the date first above written.

                                    POLK COUNTY INDUSTRIAL
(Official Seal)                     DEVELOPMENT AUTHORITY

Attest:
                                    By:_______________________________
                                        Title:  Chairman
____________________________
Assistant Secretary


(Corporate Seal)                    TAMPA ELECTRIC COMPANY

Attest:
                                    By:________________________________
                                        Title:
___________________________
Secretary


(Corporate Seal)                    THE BANK OF NEW YORK, as Trustee

Attest:
                                    By:________________________________
                                        Title:  Authorized Agent
___________________________


































STATE OF FLORIDA  )
                        ) ss.:
COUNTY OF POLK    )

            The foregoing instrument was acknowledged before me this ____ day of December, 1996, by George W. Harris, Jr., personally known to me, the Chairman of the Polk County Industrial Development Authority, the public body corporate and politic and public instrumentality described in and which executed the above instrument.


                                    _______________________________
                                    Notary Public
[NOTARIAL SEAL]               My commission expires:


STATE OF FLORIDA  )
                        ) ss.:
COUNTY OF POLK    )

            The foregoing instrument was acknowledged before me this ____ day of December, 1996, by Joseph B. Tedder, personally known to me, the Assistant Secretary of the Polk County Industrial Development Authority, the public body corporate and politic and public instrumentality described in and which executed the above instrument.



                                    _______________________________
                                    Notary Public
[NOTARIAL SEAL]               My commission expires:


STATE OF FLORIDA        )
                              ) ss.:
COUNTY OF HILLSBOROUGH  )

            The foregoing instrument was acknowledged before me this ____ day of December, 1996, by William L. Griffin, personally known to me, the Vice President-Controller and Assistant Secretary of Tampa Electric Company, on behalf of said corporation.



                                    _______________________________
                                    Notary Public
[NOTARIAL SEAL]               My commission expires:
STATE OF FLORIDA        )
                              ) ss.:
COUNTY OF HILLSBOROUGH  )

            The foregoing instrument was acknowledged before me this ____ day of December, 1996, by Roger H. Kessel, personally known to me, the Secretary of Tampa Electric Company, on behalf of such corporation.








                                    _______________________________
                                    Notary Public
[NOTARIAL SEAL]               My commission expires:


STATE OF FLORIDA        )
                              ) ss.:
COUNTY OF ____________  )

            The foregoing instrument was acknowledged before me this ____ day of December, 1996, by Sharon L. Atkinson, personally known to me, an Authorized Agent of The Bank of New York, the New York corporation described in and which executed the above instrument.



                                    _______________________________
                                    Notary Public
[NOTARIAL SEAL]               My commission expires:


STATE OF FLORIDA        )
                              ) ss.:
COUNTY OF ____________  )

            The foregoing instrument was acknowledged before me this ____ day of December, 1996, by _____________________, personally known to me, a __________________ of The Bank of New York, the New York corporation described in and which executed the above instrument.



                                    _______________________________
                                    Notary Public
[NOTARIAL SEAL]               My commission expires:
























                                   EXHIBIT A


PROJECT DESCRIPTION

      The Project collects, processes, stores and disposes of waste slag and coal handling solid wastes associated with the Company's integrated coal gasification combined cycle power plant located in southwest Polk County. The facilities include the following:

Coal Gasifier Slag Disposal Facility

      The Coal Gasifier Slag Disposal Facility collects, processes, stores and disposes of waste slag. The facility includes the slag pond, slag crusher, lockhopper, drag conveyor, pumps, dewatering area, slag storage area, filtration pumps, evaporation system, grey and black water systems, cooling systems and related mechanical, electrical and associated structures.

Coal Handling Solid Wastes Disposal Facility

      The Coal Handling Solid Waste Disposal Facility collects, stores and disposes of coal handling solid wastes. The primary components of the Coal Handling Solid Waste Disposal Facility include a magnetic separator, metal detector, coal slurry waste collectors and related mechanical, electrical and associated structures.

Industrial Wastewater Treatment Solid Waste Facility

      The Industrial Wastewater Treatment Solid Waste Facility processes, stores and disposes of solid wastes removed from the industrial waste water treatment facility. The Industrial Wastewater Treatment System treats all potentially contaminated wastewater systems. The primary components of the Industrial Wastewater Treatment Solid Waste Facility include the clarifier basin and rake mechanism, sludge recycle pumps, sludge transfer pumps, sludge thickening tank, filter press feed pumps, filter press, filter cake bins, filtrate tank, filtrate pump and related mechanical, electrical and associated structures.


















